Filed Pursuant to Rule 424(b)(5)

Registration No. 333-265581

PROSPECTUS SUPPLEMENT

(to Prospectus dated July 15, 2022)

Gold Royalty Corp.

$30,000,240

17,442,000 Units

We are offering 17,442,000 units, or the “units”, with each unit having a public offering price of $1.72 and consisting of (i) one common share, no par value per share, and (ii) one warrant to purchase a common share, or, collectively, the “warrants”, for aggregate gross proceeds of $30,000,240, pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into by the Company and with National Bank Financial Inc. (“NBF”) and BMO Capital Markets Corp. (“BMO”), as lead underwriters (the “Lead Underwriters”), H.C. Wainwright & Co., LLC, Haywood Securities Inc., Raymond James Ltd. and Scotia Capital Inc. (collectively with the Lead Underwriters, the “Underwriters”).

Each whole warrant entitles the holder thereof to purchase one common share at a price of $2.25 per share for a period of 36 months following the closing date of this offering (the “Closing Date”), subject to adjustment as described in this prospectus supplement. The warrants will be immediately exercisable for a period of three years from the date on which such warrants were issued. The common shares and the warrants comprising the units will be immediately separable and will be issued separately in this offering.

Our common shares are listed on the NYSE American LLC (“NYSE American”) under the symbol “GROY”. We have applied to list the additional common shares and warrants forming part of the units on the NYSE American. On May 24, 2024, the last reported sale price of our common shares on the NYSE American was $1.92 per share. Our previously issued warrants to purchase common shares that were listed on the NYSE American under the trading symbol “GROY.WS” expired on March 11, 2024. We have applied to list the warrants under this offering on the NYSE American under the symbol “GROY.WS”.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See the section entitled “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. Please read the sections entitled “Risk Factors” on page S-7 contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per unit	Total
Public offering price(1)	$1.72	$30,000,240
Underwriting discounts and commissions(2)	$0.086	$1,500,012
Proceeds to us, before expenses(3)	$1.634	$28,500,228
Notes:

(1)	The public offering price and underwriting discount corresponds to (i) a public offering price per common share of $1.45 and (ii) a public offering price per warrant of $0.27.

(2)	Represents underwriting discount and commissions equal to 5.0% of the aggregate purchase price paid by the Underwriters to us per unit. A reduced underwriting discount of 2.5% will be payable on the gross proceeds of up to $3,000,000 of this offering sold to certain purchasers. We have also agreed to reimburse the representatives of the Underwriters for certain of their expenses. All calculations of the underwriting discounts and commissions herein assumes no sales to such certain purchasers. See “Underwriting” for a description of compensation to be paid to the Underwriters.

(3)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

We have granted the Underwriters the right to purchase up to an additional 2,616,300 common shares and/or warrants to purchase up to 2,616,300 common shares to cover over-allotments, if any. The Underwriters can exercise this right at any time within 30 days after the Closing Date. If the Underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,725,014, and the total proceeds to us, before expenses, will be $32,775,262.

Net proceeds of this offering will be used to acquire a copper stream in respect of the Vareš Silver Project, located in Bosnia and Herzegovina. See “Use of Proceeds”. This offering is not conditional upon completion of such acquisition. The proposed acquisition is subject to customary conditions to closing and there is no guarantee the Acquisition will close on a timely basis or at all. See “Risk Factors – Risks Related to this Offering” and “Risk Factors – Risks Related to the Acquisition”. In connection with the Acquisition, we have entered into an amendment to our existing credit agreement to increase the existing revolving credit facility. The amendment to our credit facility is conditional upon, among other things, the closing of such acquisition. See “The Acquisition - Financing the Acquisition”.

Neither the United States Securities and Exchange Commission nor any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the units is expected to be made on or about May 31, 2024, subject to satisfaction of certain customary closing conditions.

National Bank Financial	BMO Capital Markets

H.C. Wainwright & Co.	Haywood Securities

Raymond James Ltd.	Scotiabank

The date of this prospectus supplement is May 28, 2024.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-265581) that we filed with the SEC, that was declared effective by the SEC on July 15, 2022, using a “shelf” registration process. Under this shelf registration process, we are offering 17,442,000 units at a public offering price of $1.72 per unit under this prospectus supplement.

Before buying any of the units that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of units in: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus filed by us with the SEC. We have not, and the Underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement and the accompanying prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, all references to:

●	the terms “Registrant,” “Company,” “we,” “us,” “our,” and similar designations refer to Gold Royalty Corp., together with its subsidiaries, except where otherwise stated or where it is clear that the terms mean only Gold Royalty Corp. exclusive of its subsidiaries,

●	“Gold Royalty”, refers to the Registrant, exclusive of its subsidiaries,

●	“dollar”, “US$” or “$” refer to U.S. dollars, the lawful currency of the United States of America and references to “C$” are to Canadian dollars,

●	the “Securities Act” refers to the Securities Act of 1933, as amended,

●	the “Exchange Act” refers to the Securities Exchange Act of 1934, as amended, and

●	the “SEC” refers to the United States Securities and Exchange Commission.

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We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Neither we nor the Underwriters have taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

We are also offering units in Canada by way of a separate Canadian prospectus supplement, of which this prospectus supplement forms a part. The Canadian prospectus supplement, which will be filed with the securities regulators in all of the provinces and territories of Canada, except Québec and Nunavut, has the same date as this prospectus supplement and contains substantially the same information but has a different format and is not considered part of this prospectus supplement. This offering being made in the United States is being made solely on the basis of the information contained in this prospectus supplement and the accompanying prospectus. Investors should take this into account when making investment decisions.

National Bank Financial Inc., Haywood Securities Inc., Raymond James Ltd. and Scotia Capital Inc. are not registered as broker-dealers in the United States and, accordingly, will only sell offered units in Canada, and BMO Capital Markets Corp. and H.C. Wainwright & Co., LLC are not registered as investment dealers in any Canadian jurisdiction and, accordingly, will only sell offered units in the United States.

PRESENTATION OF FINANCIAL INFORMATION

We report under IFRS Accounting Standards as issued by the International Accounting Standards Board. None of the financial statements incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in U.S. dollars.

CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES

We are subject to the reporting requirements of the applicable Canadian and United States securities laws. The disclosure of scientific and technical information regarding the properties underlying our royalty and other interests contained in our Annual Report on Form 20-F for the year ended December 31, 2023, is presented in accordance with subpart 1300 of Regulation S-K (“SK1300”), which differs from the disclosure requirements set forth under Canadian Securities Administrators’ National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43- 101”).

In many cases, the owners and operators of the mineral properties underlying our royalty and other interests have disclosed scientific and technical information regarding such projects pursuant to NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves (the “CIM Definition Standards”), adopted by the CIM Council, as amended, which differs from the requirements under SK1300. In addition, certain of the operators of the properties underlying our interests prepare mineral reserve and mineral resource estimates in accordance with the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (“JORC”), which differs from NI 43-101 and SK1300. Specifically, disclosure regarding the Vareš Silver Project (“Vareš”) prepared and disclosed by its operator, Adriatic Metals plc (“Adriatic”), has been prepared under JORC, which differs from NI 43-101 and SK1300.

Under SK1300, the SEC recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be substantially similar to the corresponding CIM Definition Standards. U.S. shareholders are cautioned that while terms are substantially similar to CIM Definition Standards, there are differences in the definitions and standards under SK1300 and the CIM Definition Standards and JORC. Accordingly, there is no assurance that estimates of mineral resources and mineral reserves disclosed by the operators underlying our royalty and other interests under NI 43-101 or JORC or disclosed by us in our Canadian disclosure documents will be the same as the reserve or resource estimates prepared by U.S. companies under SK1300.

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Readers should not assume that any part or all of the mineralization in the “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Further, “inferred resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, U.S. shareholders are also cautioned not to assume that all or any part of the inferred resources exist.

TECHNICAL AND THIRD-PARTY INFORMATION

The disclosure contained or incorporated by reference herein respecting the projects underlying our royalty and other interests has been prepared in accordance with the exemption set forth in Items 1303(a)(3) and 1304(a)(2) of SK1300, in the U.S. and in Section 9.2 of NI 43-101, in Canada, and is based on information publicly disclosed by the owners and operators of such properties.

As a royalty holder, we have limited, if any, access to properties underlying the royalties included in our asset portfolio. Additionally, we may from time to time receive operating information from the owners and operators of the properties, which we are not permitted to disclose to the public. We are dependent on the operators of the properties to provide information to us or on publicly available information to prepare disclosure pertaining to properties and operations on the properties on which we hold interests and generally will have limited or no ability to independently verify such information. Although we do not have any knowledge that such information may not be accurate, there can be no assurance that such third-party information is complete or accurate.

We are relying on the exemption for royalty companies set forth Section 1302(b)(3)(ii) of SK1300, which provides that a stream, royalty or similar company is not required to file a technical report summary with the SEC with respect to an underlying property where either (a) obtaining the information would result in an unreasonable burden or expense, or (b) the technical report summary has been requested from the applicable owner, operator or other person possessing the technical report summary, who is not affiliated with the registrant, and who denied the request. The summary and individual mineral property disclosures contained herein are also provided in accordance with Sections 1303(a)(3) and 1304(a)(2) of SK1300, respectively, which provide that a registrant with a stream, royalty or other similar right may omit certain information required by the summary and individual property disclosure requirements if the registrant specifies the information to which it lacks access, explains the reason it lacks the required information and provides all required information that it does possess or which it can acquire without incurring an unreasonable burden or expense.

The scientific and technical information contained or incorporated herein relating to our royalty and other interests has been reviewed and approved by Alastair Still, P.Geo., who is our Director of Technical Services and a qualified person as such term is defined under NI 43-101 and SK1300.

We obtained certain statistical data, market data and other industry data and forecasts used or incorporated by reference into this prospectus supplement from publicly available information. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data, and do not make any representation as to the accuracy of the information.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including the financial statements and related notes, and information incorporated by reference herein and therein, and including the information under “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Company

We are a precious metals focused royalty company offering creative financing solutions to the metals and mining industry. Our diversified portfolio includes 240 royalties across various stages, including 6 royalties on producing projects.

Our mission is to acquire royalties, streams and similar interests at varying stages of the mine life cycle to build a balanced portfolio offering near, medium and longer-term returns for our investors.

In carrying out our long-term growth strategy, we seek out and continually review opportunities to expand our portfolio through the acquisition of existing or newly created royalty, stream or similar interests and through accretive acquisitions of companies that hold such assets. In acquiring newly created interests, we act as a source of financing to mining companies for the development and exploration of projects.

Our “royalty generator model” is focused on mineral properties held by us and our subsidiaries and additional properties we may acquire from time to time, with the aim of subsequently optioning or selling them to third-party mining companies in transactions where we would retain a royalty, carried interest or other similar interest. We believe the royalty generator model provides increased volume of potential royalty opportunities, targeting opportunities with potential exploration upside.

We do not generally conduct exploration, development or mining operations on the properties in which we hold interests and we are not required to contribute capital costs for these properties. We may, from time to time, conduct non-material exploration related activities to advance our royalty generator projects.

Recent Developments

On May 28, 2024, we announced we entered into a purchase and sale agreement (the “PSA”) with OMF Fund III (Cr) Ltd. (“OMF”), an entity managed by Orion Mine Finance Management LP, to acquire their interest in a copper stream (the “Stream”) in respect of certain areas at Vareš (including the Rupice area), operated by a subsidiary of Adriatic and located in Bosnia and Herzegovina (the “Acquisition”). Total consideration will consist of $50.0 million, which is to be satisfied by the Company at closing by paying OMF $45 million in cash and issuing it 2,906,977 common shares (the “Consideration Shares”) at a deemed price per share equal to the offering price of units to be issued under this offering. See the section entitled “The Acquisition”.

In connection with funding the Acquisition, we have entered into an amendment to our existing secured revolving credit facility (the “Credit Facility”) to increase the existing revolving credit facility to $30 million and reduce the accordion feature to $5.0 million. See “The Acquisition –Financing the Acquisition”.

Net proceeds from this offering are intended to be used to fund the Acquisition. See “Use of Proceeds”. However, this offering is not conditional upon completion of the Acquisition. The Acquisition is subject to the satisfaction of customary conditions to closing; accordingly, there is no guarantee the Acquisition will close on a timely basis or at all. See “Risk Factors – Risks Related to this Offering” and “Risk Factors – Risks Related to the Acquisition”. The amendment to our Credit Facility is conditional upon, among other things, closing of the Acquisition. See “The Acquisition - Financing the Acquisition”.

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On April 24, 2024, we announced we entered into a three-year mutual cooperation agreement with Taurus Mining Royalty Fund L.P. (“Taurus”) that provides each party thereto the ability to coinvest in certain precious metals royalties and streams sourced by the other party. The agreement provides a framework for cooperation and communication amongst the parties in the identification and evaluation of potential co-investment opportunities. The agreement grants each party the right but not the obligation to invest between 25% and 50% in select asset transactions with a value of US$30 million or more. Future dispositions of interests acquired by a co-investment partner through the arrangement will be subject to rights of first offer to the other co-investment partner.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Corporate Information

We are a corporation organized under the laws of Canada. We were incorporated under the name Gold Royalty Corp. on June 23, 2020, under the Canada Business Corporations Act. Our head office is located at 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 4A2 and our telephone number is +1 (604) 396-3066. Our registered office is 1000-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2. Our website address is www.goldroyalty.com. Information on our website is not incorporated herein by reference. Our common shares are listed on the NYSE American under the symbol “GROY”.

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THE OFFERING

Securities offered by us

17,442,000 units, with each unit consisting of one (1) common share and one warrant to purchase a common share. The units will not be certificated, and the common shares and warrants comprising the units are immediately separable and will be issued separately in this offering.

This prospectus supplement also relates to the offering of common shares issuable upon the exercise of the warrants included in the units.

Warrants	Each warrant entitles the holder thereof to purchase one common share at a price of $2.25 per share. The warrants will be immediately exercisable for a period of three years from the date on which such warrants were issued.

Over-allotment option	We have granted the Underwriters an option, exercisable for a period of 30 days from and including the Closing Date to purchase up to an additional 2,616,300 common shares and/or warrants to purchase up to 2,616,300 common shares to cover over-allotments, if any, in connection with this offering

Common shares outstanding immediately before this offering	145,918,416 common shares.(1)

Common shares to be outstanding after this offering(1)	163,360,416 common shares (or 180,802,416 common shares if all warrants issued under this offering are exercised in full, 165,976,716 common shares if the over-allotment option is exercised in full, and 186,035,016 common shares if all warrants issued under this offering and the over-allotment option are exercised in full).

Underwriting	We have agreed to pay the Underwriters underwriting discounts and commissions equal to 5% of the aggregate gross proceeds of this offering (including in respect of any exercise of the over-allotment option). A reduced underwriting discount of 2.5% will be payable on the gross proceeds of up to $3,000,000 of this offering sold to certain purchasers. See “Underwriting”.

Use of Proceeds	We estimate that we will receive net proceeds from this offering of approximately $28,100,228 million, or approximately $32,375,262 million if the Underwriters exercise their option to purchase additional common shares and/or warrants from us in full, based on a public offering price of $1.72 per unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to fund a portion of the cash consideration for the Acquisition and for other general corporate purposes and working capital. See “Use of Proceeds”.

Risk Factors	Before deciding to invest in our securities, you should carefully consider the risks related to our business, this offering and our securities See “Risk Factors” contained in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein.

Listing	Our common shares are listed on the NYSE American under the symbol “GROY”. A supplemental listing application will be filed for the warrants described in this prospectus supplement to be listed on the NYSE American. The proposed NYSE American symbol for the warrants to be issued under this offering is “GROY.WS”.

Lock-ups	We and our directors and officers have agreed with the Underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares for a period of 90 days after the date of this prospectus supplement. See “Underwriting”.

(1) Based on 145,918,416 common shares outstanding as of May 27, 2024, and excludes, in each case as of May 27, 2024:

●	7,736,229 common shares issuable upon the exercise of outstanding options to purchase common shares with a weighted average exercise price of $3.31 per share;

●	1,906,877 common shares issuable upon the vesting of outstanding restricted share units;

●	595,350 common shares issuable upon the exercise of 2,430,000 outstanding warrants of Ely Gold Royalties Inc., each such warrant representing the right to acquire, on valid exercise thereof (including payment of the applicable exercise price), 0.2450 of a GRC Share plus C$0.0001 (the “Ely Warrants”) with a weighted average exercise price of C$4.59 per share;

●	up to 22,857,147 common shares issuable upon the conversion of outstanding unsecured convertible debentures at maturity and common shares issuable in respect of interest settlement in equity, in the aggregate amount of up to $6,000,000;

●	4,948,736 common shares that remain reserved for future issuance under our 2021 Long-Term Incentive Plan;

●	17,442,000 common shares issuable upon exercise of the warrants forming part of the units under this offering; and

●	the Consideration Shares.

Unless otherwise stated, all information contained in this prospectus supplement reflects and assumes no exercise by the Underwriters of their option to purchase up to an additional 2,616,300 common shares and/or warrants to purchase up to 2,616,300 common shares to cover over-allotments, if any, in connection with this offering.

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RISK FACTORS

You should carefully consider the risks described below and in our Annual Report on Form 20-F for the year ended December 31, 2023, as updated by our subsequent filings filed with the SEC, some of which are incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes, before you decide to buy our securities. The risks and uncertainties described below and incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only risks facing us. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. Any of the risks described below or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any such additional risks, could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risks Related to this Offering

This offering is not conditional on the closing of the Acquisition and if the Acquisition does not close, management will have discretion regarding the use of proceeds

We intend to use the net proceeds of this offering as stated under the “Use of Proceeds”; however, this offering is not conditional upon the closing of the Acquisition. If the Acquisition is not completed, management will have considerable discretion in the application of the net proceeds from this offering as well as the timing of such expenditures. In addition, there may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. As a result, investors will be relying on the judgment of management as to the application of the net proceeds of this offering. Management may use the net proceeds of this offering in ways that an investor may not consider desirable. The results and effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, our results of operations and financial condition may suffer, which may materially adversely affect our business, operations and financial performance and cash flows. See “Use of Proceeds”.

Sales of a substantial number of common shares, or the perception that such sales may occur, may adversely impact the price of our common shares.

Sales of a substantial number of common shares in the public markets could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

Future sales of our common shares, or other securities exercisable or convertible into our common shares in the public market or other financings could cause the price of our common shares to fall.

Sales of a substantial number of our common shares, or other securities exercisable or convertible into our common shares in the public market, the perception that these sales or other financings might occur, could depress the market price of our common shares and could impair our ability to raise capital through the sale of additional equity securities. A substantial majority of our outstanding common shares are, and all of the common shares to be sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act unless these common shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, our common shares and the common shares issuable upon exercise of outstanding options and warrants will be eligible for sale in the public market to the extent permitted by applicable vesting requirements and, in some cases, subject to compliance with the requirements of Rule 144. As a result, these common shares can be freely sold in the public market upon issuance, subject to restrictions under applicable securities laws.

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You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for common shares at prices that may not be the same as the price per share in this offering. We may sell common shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The warrants are speculative in nature.

Commencing on the date of issuance, holders of the warrants may exercise their right to acquire common shares by paying an exercise price of $2.25 per share. Following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their offering price. Furthermore, each warrant will expire three years from the original issuance date. In the event our common share price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

An active, liquid and orderly trading market for our warrants may not develop.

There is currently no market through which our warrants may be sold and, if a market for our warrants does not develop or is not sustained, you may not be able to resell your warrants purchased in this offering. Although a supplemental listing application will be made for the warrants to be admitted to listing on the NYSE American, there is no assurance that such application will be accepted or that the warrants will be so admitted. This may affect the pricing of our warrants in the secondary market, the transparency and availability of trading prices, the liquidity of our warrants and the extent of issuer regulation. The offering price attributable to our warrants may not be indicative of the market price of our warrants after this offering. In the absence of an active trading market for our warrants, investors may not be able to sell their warrants at or above the offering price attributable to the warrants. We cannot predict the price at which our warrants will trade.

Holders of the warrants will have no rights as a common shareholder until they acquire our common shares.

The warrants offered hereby do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price. Upon exercise of a warrant, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise.

Our warrants will designate the courts of the State of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrants will provide that all questions concerning the construction, validity, enforcement and interpretation of the warrants shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party to the warrant will agree that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the warrants (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.

Notwithstanding the foregoing, this exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

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This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

U.S. holders of our common shares or warrants may suffer adverse tax consequences as a result of our passive foreign investment company status.

We believe that we were a passive foreign investment company, or PFIC, for the tax year ended December 31, 2023 and expect to be treated as a PFIC for the current tax year. If we are a PFIC for any taxable year during which a U.S. Holder (as defined under “Material U.S. Federal Income Tax Considerations”) holds the common shares or warrants, it would likely result in adverse U.S. federal income tax consequences for such U.S. Holder. U.S. Holders should carefully read “Material U.S. Federal Income Tax Considerations” for more information and consult their own tax advisors regarding the likelihood and consequences if we are treated as a PFIC for U.S. federal income tax purposes, including, in the case of a U.S. Holder of our common shares, the advisability of making a “qualified electing fund” election (including a protective election) or a mark-to-market election, which may mitigate certain possible adverse U.S. federal income tax consequences but may result in an inclusion in gross income without receipt of such income.

Risks Relating to the Acquisition

We may not be able to consummate the Acquisition on the terms contemplated, within its intended time frame, or at all

The closing of this offering will occur before the closing of the Acquisition. The closing of the Acquisition is subject to the satisfaction of certain closing conditions, including the receipt of required regulatory approvals. While we intend to consummate the Acquisition as soon as practicable after obtaining the required regulatory approvals and satisfying the required closing conditions, there is no certainty, nor can we provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. A substantial delay in obtaining required regulatory approvals or the imposition of unfavorable terms or conditions in such approvals could have a material adverse effect on our ability to complete the Acquisition and on our business, financial condition, results of operations or cash flows.

If the Acquisition is not completed, we could be subject to a number of risks that may adversely affect our business and the market price of the common shares, including but not limited to:

●	the time and resources committed by our management to matters relating to the Acquisition that could otherwise have been devoted to pursuing other beneficial opportunities;

●	the market price of the common shares could decline to the extent that the current market price reflects a market assumption that the Acquisition will be completed;

●	we would not realize the benefits we expect to realize from consummating the Acquisition; and

●	we will be required to pay costs relating to the Acquisition, such as legal and accounting fees, whether or not the Acquisition is completed.

We may also be subject to litigation related to any failure to complete the Acquisition. If the Acquisition is not completed, these risks may materialize and may adversely affect our business, operations and financial performance and cash flows.

Increased indebtedness resulting from the Acquisition, if completed, would increase our interest expense and debt service obligations, may have a negative effect on our results of operations and/or credit ratings and may negatively affect our ability to obtain additional financing in the future.

We intend to incur additional debt to finance the Acquisition including by borrowing under the Credit Facility (as defined herein). See “The Acquisition – Financing the Acquisition”. Such borrowing will increase our consolidated indebtedness. Such additional indebtedness will increase our interest expense and debt service obligations and may have a negative effect on our results of operations. Such increased indebtedness will also make our results more sensitive to increases in interest rates. Our degree of leverage could have other important consequences for purchasers, including (i) potentially having a negative effect on our issuer debt rating; (ii) potentially limiting our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; (iii) potentially limiting our ability to declare dividends on the common shares; (iv) the possibility that we may be more vulnerable in a downturn in general economic conditions; and (v) the possibility that we may be unable to make capital expenditures that are important to our growth and strategies.

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We may be unable to borrow the amounts required under the Credit Facility to finance the Acquisition

Our ability to borrow under the Credit Facility is subject to certain customary conditions that we must satisfy. If we are unable to satisfy one or more of those conditions and such conditions are not waived, we will not be able to borrow amounts under the Credit Facility to fund the Acquisition. We may not have the cash necessary to fund the purchase price and close the Acquisition and the vendors will, in certain circumstances, have the right to terminate the PSA. In addition, alternative sources of financing may not be available, or, if available, may be on terms that are less favorable than the terms of the Credit Facility. See “The Acquisition – Financing the Acquisition”.

We may fail to realize the expected benefits of the Acquisition

While we believe that the Acquisition will provide certain benefits to our business and shareholders, these expected benefits may not be achieved, or may take longer than expected to realize, and other assumptions upon which we have determined the benefits of the Acquisition may prove to be incorrect. To the extent that the anticipated benefits of the Acquisition are not achieved, are achieved to a lesser extent, or take longer than expected to achieve, the results of operations and our financial condition may suffer, which may materially adversely affect our business, operations and financial performance and cash flows.

Our shareholders will face dilution resulting from the Acquisition.

The issuance of the Consideration Shares (as defined herein) upon completion of the Acquisition will cause dilution to investors based upon the number of common shares expected to be issued in consideration therefor. See “The Acquisition –Acquisition Terms”.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act and may constitute “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe”, “anticipate”, “plan”, “target”, “expect”, “intend”, “estimate”, “project”, “outlook”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements include, but are not limited to, statements about:

●	our plans and objectives, including our acquisition and growth strategy (including with respect to the Acquisition);

●	our future financial and operational performance, including expectations regarding projected future revenues;

●	royalty and other payments to be made to us by the owners and operators of the projects underlying our royalties and other interests;

●	expectations regarding our royalty and other interests;

●	the plans of the operators of properties where we own royalty interests;

●	estimates of mineral reserves and mineral resources on the projects in which we have royalty interests;

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●	estimates regarding future revenue, expenses and needs for additional financing; and

●	adequacy of capital and financing needs.

These forward-looking statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other assumptions that we currently believe are appropriate and reasonable in the circumstances, including that:

●	the public disclosures of the operators regarding the properties underlying our interests are accurate, including that such operators will meet their disclosed production targets and expectations;

●	current gold, base metal and other commodity prices will be sustained, or will improve;

●	the proposed development of our royalty projects will be viable operationally and economically and will proceed as expected;

●	any additional financing required by us will be available on reasonable terms; and

●	operators of the properties where we hold royalty interests will not experience any material accident, labor dispute or failure of equipment

Despite a careful process to prepare and review the forward-looking statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

Actual results could differ materially from those anticipated in these forward-looking statements as a result of the following risk factors, among others:

●	we own passive interests in mining properties, and it is difficult or impossible for us to ensure properties are developed or operated in our best interest

●	a substantial majority of our current royalty interests are on non-producing properties, which may never achieve production;

●	our revenue is subject to volatility in gold and other commodity prices;

●	the volatility in gold and other commodity prices may have an adverse impact on the value of our royalty and similar interests and on the payments we receive thereunder in the future;

●	we have limited or no access to data or the operations underlying our interests;

●	a significant portion of our revenues is derived from a small number of operating properties;

●	the value and potential revenue from our royalty interests are subject to many of the risks faced by owners and operators of the properties underlying our interests;

●	our business, financial condition and results of operations could be adversely affected by market and economic conditions;

●	we may enter into acquisitions or other material transactions at any time;

●	current and future indebtedness could adversely affect our financial condition and impair our ability to operate our business;

●	we may require additional financing in the future to fund our growth strategy and maintain our operations;

●	our future growth is to a large extent dependent on our acquisition strategy;

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●	our business and revenues could be adversely affected by problems concerning the existence, validity, enforceability, terms or geographic extent of our royalty interests, and our interests may similarly be materially and adversely impacted by change of control, bankruptcy or the insolvency of operators;

●	if title to mining claims, concessions, licenses, leases or other forms of tenure is not properly maintained by the operators, or is successfully challenged by third parties, our existing royalty interests could be found to be invalid;

●	operators may interpret our existing or future royalty or other interests in a manner adverse to us or otherwise may not abide by their contractual obligations, and we could be forced to take legal action to enforce our contractual rights;

●	certain of our royalty interests are subject to buy-back or other rights of third parties;

●	mine development and operation are capital intensive and any inability of the operators of the properties underlying our existing or future interests to meet their liquidity needs may adversely affect the value of, and revenue from, such interests;

●	estimates of mineral resources and mineral reserves disclosed by the owners and operators of the properties underlying our royalty and other interests may be subject to significant revision;

●	depleted mineral reserves may not be replenished by the operators of the properties underlying our interests;

●	we may enter into transactions with related parties and such transactions present potential conflicts of interests;

●	regulations and political or economic developments in any of the jurisdictions where the properties in which we hold or may hold royalties, streams or similar interests are located;

●	opposition from Indigenous peoples may adversely impact the projects underlying our interests;

●	environmental risks in the jurisdictions where projects underlying our interests are located;

●	our operations and those of the owners and operators of the properties underlying our interests may be negatively impacted by the effects of the spread of illnesses or other public health emergencies;

●	our dependence on key management personnel;

●	certain of our directors and officers also serve as directors and officers of other companies in the mining sector, which may cause them to have conflicts of interest;

●	we hold investments in a concentrated number of equity securities and the fair values thereof are subject to loss in value;

●	a significant disruption to our information technology systems or those of our third-party service providers could adversely affect our business and operating results;

●	potential litigation affecting the properties that we have royalty interests in could have a material adverse effect on us;

●	we may use certain financial instruments that are subject to a number or inherent risks; and

●	the other factors discussed under “Item 3. Key Information – D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, and other disclosure documents, which are available under our profile at www.sedarplus.ca and www.sec.gov.

This list of factors should not be construed as exhaustive and should be read with other cautionary statements in this prospectus supplement and the accompanying prospectus.

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Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking statements. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking statements, which speak only as of the date made. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus represent management’s expectations as of the date of such statements (or as the date they are otherwise stated to be made) and are subject to change after such date. The forward-looking statements made in this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law and under applicable Canadian securities laws, we undertake no obligation, and disclaim any intention, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein and therein include additional factors which could adversely impact our business and financial performance.

THE ACQUISITION

Acquisition Terms

On May 28, 2024, the Company entered into the PSA with OMF to acquire the Stream on certain areas at Vareš (including the Rupice area), operated by Adriatic and located in Bosnia and Herzegovina.

Under the terms of the PSA, at closing of the Acquisition, the Company will acquire the Stream from OMF for total consideration of $50.0 million, which is to be satisfied by the Company at closing by paying OMF $45 million in cash and issuing it 2,906,977 Consideration Shares at a deemed price per share equal to the offering price of units to be issued under this offering.

The Acquisition remains subject to customary closing conditions. Conditions to closing under the PSA include, but are not limited to (a) the accuracy of each party’s representations and warranties and the performance of their respective covenants; (b) receipt of any requisite NYSE American approval; and (c) the absence of any order or proceeding restraining or prohibiting the transactions contemplated by the PSA. The Company anticipates the closing of the Acquisition will take place on or about early June 2024. See “Risk Factors – Risks Relating to the Acquisition”.

Pursuant to the PSA, the Company has agreed to file a resale registration statement on Form F-3 with the SEC in respect of the Consideration Shares within 30 days of closing of the Acquisition.

Financing the Acquisition

We have use of the Credit Facility pursuant to an amended and restated credit agreement among the Company, Bank of Montreal, as administrative agent, BMO Capital Markets, as a lender, joint lead arranger and sole bookrunner, and National Bank of Canada, as a lender and joint lead arranger, dated February 10, 2023, as amended (the “Credit Agreement”). In connection with the Acquisition, we have entered into an amendment to the Credit Agreement to increase the existing revolving credit facility to $30.0 million and reduce the accordion feature to $5.0 million, which accordion feature will become effective subject to certain additional conditions and the satisfaction of financial covenants. The amendment to the Credit Agreement is conditional upon, among other things, closing of the Acquisition and the satisfaction of customary conditions and post-closing deliverables.

The Company intends to utilize borrowings under the Credit Facility and the proceeds of this offering to fund the cash consideration payable at closing of the Acquisition.

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The Stream

The Stream is represented by a sale and purchase agreement dated January 8, 2022, and amended and restated on December 22, 2022 (the “Stream Agreement”), among OMF, as purchaser, Adriatic Metals BH d.o.o, previously known as Eastern Mining d.o.o. (the “Operator”), a subsidiary of Adriatic that owns and operates Vareš, and Adriatic Metals Trading and Finance Ltd., as sellers, and the guarantors party thereto. Pursuant to the Stream Agreement, in exchange for an initial deposit of $22.5 million (the “Deposit”) and ongoing payments, the Operator sold to OMF an amount of copper equal to 24.5% of the produced copper in respect of Vareš for the life of the mines. Deliveries of the payable copper will be satisfied by the delivery to OMF of copper warrants. Until the Deposit has been reduced to nil, OMF shall pay the LME Copper Official Cash Price per tonne of payable copper delivered on the date of delivery, which will be satisfied by payment of 30% of such amount in cash (the “Outgoing Amount”) and the balance as a reduction to the Deposit. Once the Deposit has been reduced to nil, OMF shall pay only the Ongoing Amount.

The Deposit is secured by substantially all assets of the Operator (including its real property rights in the mining properties), as well as assignments of contractual rights relating to Vareš and pledges of shares and other investments relating to Vareš from each of the subsidiaries of Adriatic that directly or indirectly hold ownership interests in the Operator. The security is shared with the lenders under the senior secured credit facility providing financing for Vareš (the “Senior Facility”) and is held by a common security agent. All enforcement rights and remedies are controlled initially by the agent and lenders under the Senior Facility. The proceeds of any enforcement action would be applied first to satisfy all obligations under the Senior Facility and then to satisfy obligations under the Stream.

Transaction Rationale

We believe that the Acquisition will add a high-quality, long-life asset to its existing portfolio of royalties and other interests. Among other things, we believe that the Acquisition presents the opportunity to:

●	Expand Revenue and Cash Flow on an Accretive Basis - Given the stage of development of Vareš, expand our existing revenue and cash flow in the near-term. See “ – Vareš”.

●	Further Diversify the Company’s Portfolio - The Acquisition is expected to diversify our existing gold-focused portfolio to include a copper interest, with the expectation that the asset will benefit from copper prices currently near all-time highs.

●	Align with a Strong Operating Partner – Adriatic has a strong operating team at Vareš, which has recently demonstrated improved productivity levels and advanced development, supporting their expected commercial production date at the project in the fourth quarter of 2024. See “ – Vareš”.

Vareš

Introductory Note

The disclosure herein regarding Vareš is based upon Adriatic’s Australian Stock Exchange company announcements dated December 20, 2023 and August 19, 2021 and other information publicly disclosed by Adriatic as indicated herein. For further information, refer to such disclosures and the others referenced herein as filed by Adriatic with the Australian Stock Exchange.

Adriatic has prepared its publicly available disclosures, including resource and reserve estimates relating to Vareš, in accordance with the requirements applicable to companies listed on the London Stock Exchange and Australian Stock Exchange. JORC differs from NI 43-101 and SK1300. The disclosure herein includes information regarding resource and reserve estimates and other exploration information prepared and disclosed by Adriatic, which has been included by the Company pursuant to Item 1304 of SK1300 as such information was prepared and disclosed by Adriatic prior to the Company’s acquisition of an interest in Vareš. The Company is not treating such information as a current estimate of mineral resources or mineral reserves under SK1300 and notes that a qualified person of the Company has not done sufficient work to classify the estimate as such under SK1300.

See also “Cautionary Note Regarding Mineral Reserves and Mineral Estimates”.

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Project Overview

Vareš is a silver (Ag), zinc (Zn), lead (Pb), gold (Au) deposit, that includes copper (Cu) and antimony (Sb) in the expected production process. The Stream applies only to copper produced at the Rupice area, including Rupice Northwest portions of the project.

Vareš hosts two high-grade polymetallic deposits, the Rupice underground deposit and the Veovača open pit deposit. The two deposits are located approximately 11 km apart. Veovača was a previously operating open pit mine producing lead, zinc and barite concentrates that ceased operations in 1988.

Production activities at Vareš are currently focused on the Rupice Mine which was the subject of a JORC feasibility study completed by Adriatic in August 2021, and announced by Adriatic on August 19, 2021. The Veovača deposit is not included in Adriatic’s current announced mine plans. Such deposit was the subject of a JORC resource estimate announced by Adriatic on February 7, 2018.

On December 20, 2023, Adriatic announced that all major permits for operations at Rupice had been granted by various competent authorities within Bosnia and Herzegovina, with more routine permits and permits that would not ordinarily be issued until after commencement of production outstanding and expected by it to be issued in due course. It further disclosed that all permits and licenses from the government of Bosnia and Herzegovina (Federal, State, Cantonal) are in good standing and as required to mine and produce base and precious metals concentrates.

Location, Infrastructure and Access

Vareš consists of 4,078 ha (41 km2) of concession area, which is centered around the town of Vareš. The town is located in the Vareš municipality of the Zenica-Doboj Canton in Bosnia and Herzegovina and is a 50-minute drive from Sarajevo, the capital of Bosnia and Herzegovina.

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The following map shows the regional location of Vareš and is reproduced from Adriatic’s company announcement dated August 19, 2021.

Adriatic disclosed that the Vareš Processing Plant would be built on the site of the previously operated processing plant that treated ore from the historical Veovača open pit. It is situated within a mountainous region with widespread forests and meadows. Access to the Vareš Processing Plant area, which is adjacent to the village of Tisovci, is via 7 km of well-maintained sealed roads from the town of Vareš.

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The Rupice Underground Mine, which is beneath the Rupice Surface Infrastructure site, is situated in the northwest corner of the Vareš Concession Area. The Rupice deposit is located within a single concession comprising three separate licence areas: one at Rupice in the west, and two at Veovača in the east. The initial concession area in total was 280.54 ha: 83.05 ha at Rupice, and 197.49 ha at Veovača, and this has since expanded to a total of 865.3 ha: 535.2 ha at Rupice and 330.1 ha at Veovača. The following images depict the Rupice project location and is reproduced from Adriatic’s company announcement dated December 20, 2023:

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The following map shows the concessions held by Adriatic that make up the greater Vareš project and is reproduced from Adriatic’s company announcement dated August 19, 2021:

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The Stream applies to minerals produced from the Rupice and RNW project areas.

Historic mine workings are present throughout and surrounding the Vareš Silver Project concession area, consisting of large formerly operated open pit mines and several exploration adits.

A national electricity grid is operated and maintained by the State company, JP Elektroprivreda BiH. Powerlines run to the Tisovci village, which supplied the former operations and will supply the Vareš Processing Plant once upgraded. A new powerline will be installed to deliver electricity to the Rupice Surface Infrastructure from a regional sub-station at Vareš Majdan. A rail link exists from Vareš, connecting it to the port of Ploce in Croatia.

Potable water is supplied to all surrounding villages and the Vareš Process Plant site. It is maintained by JKP Vares d.o.o., a public company owned and operated by the Vareš Municipality. Water supply for processing requirements will come from the municipal pipeline as it did for the previous operations. For the Rupice Surface Infrastructure and Rupice Underground Mine operations, water will come from another JKP Vares d.o.o. operation near the village of Pogar that formerly supplied water to the town of Vareš. A new pump and pipeline will be installed to Rupice.

The Rupice deposit is located within Adriatic’s 100% owned Concession, No. 04-18-21389-1/13, located 13 km west of Vareš in Bosnia and Herzegovina.

Geology and Mineralization

The host rocks at Rupice comprise Middle Triassic limestone, dolostone, calcareous and dolomitic marl, and a range of mostly fine-grained siliciclastic rocks including cherty mudstone, mudstone, siltstone, and fine-grained sandstone. The main mineralized horizon is a brecciated dolomitic unit that dips at around 50o to the northeast and has been preferentially mineralized with base, precious and transitional metals. The Triassic and Jurassic sequences have been deformed by early-stage ductile shearing and late-stage brittle faulting.

The Rupice polymetallic mineralization consists of sphalerite, galena, barite and chalcopyrite with gold, silver, tetrahedrite, boulangerite and bournonite, with pyrite. Most of the high-grade mineralization is hosted within a brecciated dolomitic unit, which is interpreted to be cross-cut by northwest striking, westerly dipping syn-post mineral faulting. Thickening of the central portion of the deposit occurs in an area of structural complexity in an area of interpreted local folding and deformation. Mineralized widths of up to 65 m true thickness are seen in the central portion of the deposit.

Mineral Reserves and Resources

In a company announcement dated December 20, 2023, Adriatic announced an updated ore reserve estimate for the Rupice deposit, prepared by it as of July 21, 2023 and under JORC. The announcement was an update to a JORC reserve estimate disclosed by Adriatic as part of a definitive feasibility announced by it on August 19, 2021. The estimate totaled 13.8 million tonnes (Mt) at 187 grams per tonne (g/t) Ag, 5.2% Zn, 3.3% Pb, 1.4g/t Au, 0.5% Cu and 0.2% Sb containing an estimated 83 million ounces (oz) of silver, 723 thousand tonnes (Kt) of zinc, 457 Kt of lead, 640,000 oz of gold, 64,000 tonnes (t) of copper and 24 t of antimony as follows:

Rupice JORC Mineral Reserves (December 20, 2023)
Classification	Tonnes Mt	Zn %	Pb %	Au g/t	Ag g/t	Cu %	Sb %
Proved	-	-	-	-	-	-	-
Probable	13.8	5.2	3.3	1.4	187	0.5	0.2
Total	13.8	5.2	3.3	1.4	187	0.5	0.2

In connection with the above estimate, Adriatic disclosed that

●	the expected mine life is 18 years, which it disclosed extended until 2041 based on nominal throughput capacity of 800,000 tonnes per annum.

●	for the mineral reserves, metal prices of $23.00/oz Ag, 2,450/t Zn, $2,280/t Pb, $8,335/t Cu, $1,912/oz Au and $11,525/t Sb USD were used.

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●	a mining cost of $35/t US was used for the cost model, all other costs remained as per the previous definitive feasibility study disclosed by Adriatic;

●	as there was no measured mineral resource, no proven ore reserves were estimated.

●	during the stope optimization process, a maximum of 5% inferred material is allowed to be included in individual stope shapes;

●	overall, less than 1% of the Ore Reserve is in the inferred category;

●	any inferred material was given a zero grade;

●	no stoping had taken place at the cut-off date of this report and while development stockpiling has commenced, volumes are not sufficient for any reasonable grade reconciliation to commence;

●	the estimated reserves were reported on a 100% basis; and

●	a cut-off is applied using a net smelter return of US$68/t ore.

Adriatic also disclosed that exploration drilling continues to identify further high-grade mineralization at Rupice and Rupice Northwest, with a further JORC mineral resource estimate scheduled for the first half of 2024.

In a company announcement dated July 27, 2023, Adriatic disclosed the following updated mineral resource estimate for Rupice prepared by it under JORC as at July 21, 2023, which is inclusive of the above reserve estimate.

Rupice JORC Mineral Resource estimates, 21 July 2023
Deposit(s)	Domains	Resource Classification	Tonnes (Mt)	Grades							Contained metal
				Ag	Zn	Pb	Au	Cu	Sb	BaSO4	Ag	Zn	Pb	Au	Cu	Sb	BaSO4
				g/t	%	%	g/t	%	%	%	Moz	Kt	Kt	Koz	Kt	kt	Kt
Rupice	All	Indicated Inferred Total	11.0 1.7 12.8	169 52 153	4.0 1.1 3.6	2.6 0.8 2.3	1.4 0.3 1.3	0.4 0.2 0.4	0.2 0.1 0.2	27 9 25	60.1 2.9 62.9	443 19 462	285 13 298	503 17 520	46 3 48	25 2 27	3,020 154 3,174
Rupice Northwest	All	Indicated Inferred Total	7.2 1.1 8.3	166 111 159	5.6 4.6 5.4	3.5 3.0 3.4	1.0 0.9 1.0	0.5 0.4 0.5	0.2 0.1 0.2	33 18 31	38.5 3.9 42.5	401 50 452	250 32 283	239 30 269	35 4 39	11 1 13	2,406 199 2,605
	Total	Indicated Inferred	18.3 2.8	168 75	4.6 2.4	2.9 1.6	1.3 0.5	0.4 0.2	0.2 0.1	30 13	98.6 6.8	844 69	535 46	742 47	81 7	36 4	5,426 353

Notes:

●	A cut-off grade of 50 g/t silver equivalent was applied.
●	Silver equivalent (AgEq) –was calculated using conversion factors of 31.1 for Zn, 24.88 for Pb, 80.0 for Au, 1.87 for BaSO4, 80.87 for Cu, 80.87 for Sb, and recoveries of 90% for all elements. Metal prices used were US$2,500/t for Zn, US$2,000/t for Pb, US$150/t for BaSO4, US$2,000/oz for Au, US$25/oz for Ag, US$6,500/t for Sb and US$6,500 for Cu.
●	The applied formula was: AgEq = Ag(g/t) x 90% + 31.1 x Zn(%) x 90% + 24.88 x Pb(%) * 90% + 1.87 x BaSO4% x 90% + 80 x Au(g/t) x 90% + 80.87 x Sb(%) x 90% + 80.87 x Cu(%) x 90%
●	Adriatic disclosed that it was the opinion that all elements and products included in the metal equivalent formula have a reasonable potential to be recovered and sold.
●	Metallurgical recoveries of 90% have been applied in the metal equivalent formula based on recent and ongoing test work results.
●	A bulk density (BD) was calculated for each model cell based on its domain, using regression formulas. For the Main zone: BD = 2.66612 + BaSO4 x 0.01832 + Pb x 0.03655 - Zn x 0.02206 + Cu x 0.09279 for the barite high-grade domain, BD = 2.72748 + BaSO4 x 0.02116 + Pb * 0.04472 + Zn x 0.01643 - Cu x 0.08299 for the barite low-grade domain; and for the NW zone: BD = 2.92581 + BaSO4 x 0.01509 + Pb x 0.04377 - Zn x 0.02123 + Cu x 0.10089 for the barite high-grade domain, BD = 2.74383 + BaSO4 x 0.01731 + Pb x 0.04573 + Zn x 0.02023 - Cu x 0.06041 for the barite low-grade-domain (the barite domains were interpreted using 30% BaSO4 cut-off).
●	Rows and columns may not add up due to rounding.

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Mining and Facilities

The Rupice operation consists of an underground mine and a surface mineral processing plant. At Rupice, mining occurs from two lenses (Rupice Main and Rupice Northwest) with all ore hauled to a surface stockpile, before being crushed and transferred via surface trucks to the Vareš Processing Plant. The mining method is a combination of mechanized, trackless underground mining using longitudinal longhole open-stoping and transverse longhole open-stoping with footwall decline access. Access to the underground workings is via two declines developed from the surface. Orebody access is via capital development of ramps, level access drives, and footwall drives.

Stopes are backfilled with either cemented aggregate fill or paste aggregate fill, with paste backfill distributed from a network of boreholes from surface.

The Vareš Processing Plant has a nominal capacity of 800,000 tonnes per annum, and applies three-stage crushing, grinding, flotation and filtration to produce two saleable concentrates (Ag/Pb and Zn). Concentrates will be transported via rail to the Port of Ploče for shipment to smelters. The Ag/Pb concentrate contains payable Ag, Pb, Zn, Cu, Sb and Au (Sb is payable if over 2% and if Ag is over 2,500 g/t concentrate and Zn is payable if over 10%). The Zn concentrate contains payable Zn, Ag, and Au.

The plant consists of the following circuits:

●	Three-stage crushing:

○	Primary jaw crusher, grizzly screen on feed, P80 of 121mm.

○	Secondary cone crusher, open circuit, P80 of 51 mm.

○	Tertiary cone crusher, P80 of 12 mm, in closed circuit with triple-deck screen.

○	Final crushed ore (triple-deck screen undersize) with P80 of 7mm.

○	Crushing plant has capacity to produce aggregate for underground backfill.

●	Crushed ore handling and storage:

○	Coarse ore storage bins (two), 2,260 t each.

○	Each providing 23 hours of plant feed at the nominal plant feed rate of 110 wtph (wet tonnes per hour).

●	Ball mill grinding circuit:

○	4.3m by 7.5m mill with 2,400 kW motor.

○	Product P80 of 40 µm.

●	Bulk flotation:

○	Silver-lead flotation:

○	Roughers. Concentrate regrind to P80 of 10 µm using 1,500 kW ISAMill and three-stage cleaners.

●	Zinc flotation:

○	Roughers. Concentrate regrind to P80 of 20 µm using 500 kW ISAMill and three-stage cleaners.

●	Concentrate handling by means of thickening, filtration, container loading and rail transportation from site for silver-lead and zinc concentrates.

●	Tailings handling by means of thickening, filtration to 9.3% w/w, loading and transport by truck to backfill for the underground or to tailings storage facilities.

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Recent Operator Updates

In its quarterly activities report for the three months ended March 31, 2024, Adriatic disclosed that the Vareš Processing Plan has completed commissioning and first concentrate production took place on February 27, 2024. It further disclosed that the plant is undergoing further testing and continuing to ramp up production with campaign processing to facilitate plant performance optimization. Adriatic disclosed at such time that first sale of concentrate was expected in the second quarter of 2024 and that it expected to be fully ramped up to nameplate processing capacity of approximately 65,000 tonnes per month by the fourth quarter of 2024. It also disclosed that ore transportation infrastructure is prepared with rail and port agreements signed and ready to receive first shipments and that it was fully funded to ramp up to nameplate production.

On January 24, 2024, Adriatic announced its maiden production guidance for 2024, 2025 and 2026. The guidance is based on the additional drilling, mineral resource estimation and advancing higher grade development at Rupice and Rupice Northwest, but blending of ore is planned during the initial months of plant feed from lower grade stockpiles to facilitate plant performance optimization. Such guidance consisted of the following:

	2024	2025	2026	2027-2040 (average)
Ore Mined (kt)	240-300	750-850	800-900	800-900
Zinc (%)	4.5-5.9	5.8-7.8	6.1-8.1	4.6-6.1
Silver (g/t)	261-348	259-345	211-281	160-214
Lead (%)	3.2-4.2	3.6-4.9	3.5-4.7	2.9-3.9
Copper (%)	0.5-0.6	0.5-0.7	0.5-0.7	0.4-0.5
Gold (g/t)	2.1-2.8	2.4-3.2	2.1-2.8	1.2-1.6

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of $28.1 million (determined after deducting the underwriting discounts and commissions of $1.5 million and estimated expenses of this offering of $0.4 million), or $30.7 million if the Underwriters exercise their over-allotment option in full (determined after deducting the underwriting discounts and commissions of $1.7 million and estimated expenses of this offering of $0.4 million).

Principal Purpose

The net proceeds of this offering, together with cash on hand and/or borrowings under the Credit Facility, will be used to acquire the Stream from OMF, and for general corporate purposes and working capital. See the section entitled “The Acquisition” above.

The following table sets forth the intended use of the estimated net proceeds of $28.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Principal purpose	Amount
The Acquisition	$28.1
General corporate purposes and working capital	$–
Total	$28.1

The expected use of net proceeds from this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. We currently intend to use the net proceeds of this offering to implement our growth and acquisition strategy, including the Acquisition, and for general working capital and corporate purposes, which may include the reduction of future debt outstanding under the Credit Facility. This offering is not conditional upon completion of the Acquisition, and the Acquisition is subject to customary conditions to closing and there is no guarantee the Acquisition will close on a timely basis or at all. Depending on the outcome of our business activities and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different amounts than we currently anticipate. In particular, in the event that the Acquisition does not close, management will reallocate the amounts raised from this offering that are currently contemplated to be spent in respect of the Acquisition at the discretion of management. See the section entitled “Risk Factors” above.

For a description of the Stream to be acquired using the net proceeds of this offering, see the section entitled “The Acquisition” above.

S-22

A portion of the purchase price will be satisfied in Consideration Shares. For a description of the particulars of the Consideration Shares, see “Description of Share Capital”.

No Positive Operating Cash Flow

We had no positive operating cash flow for the year ended December 31, 2023, and the three months ended March 31, 2024. If we continue to have no positive cash flow into the future, net proceeds from the sale of units hereunder may need to be allocated to fund our operations. We anticipate we will have negative cash flow from operating activities in future periods until such time as the properties underlying our existing royalties or other future interests generate revenues. Future cash flows from such interests are dependent upon the underlying properties achieving production. There can be no assurance that such production will ever be achieved. We may, from time to time, issue securities (including debt securities) other than pursuant to this prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of March 31, 2024:

●	on an actual basis; and

●	on an as-adjusted basis to reflect the assumed sale of 17,442,000 units at a public offering price of $1.72 per unit and our use of the net proceeds from this offering, together with cash and cash equivalents and any necessary amount borrowed under the Credit Facility, as described under “Use of Proceeds”, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The amounts shown below are unaudited. The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to our unaudited financial statements for the three months ended March 31, 2024, included in our Report on Form 6-K filed with the SEC on May 13, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2024
(In thousands)	Actual	As Adjusted for Offering	As Adjusted for Acquisition
Total debt	$33,015	$33,015	$48,015
Common shares, without par value	556,687	586,687	591,687
Reserves	34,560	34,560	34,560
Accumulated deficit	(71,221)	(71,221)	(71,221)
Accumulated other comprehensive income	326	326	326
Total shareholders’ equity	$520,352	$550,352	$555,352

Total capitalization and indebtedness	$553,367	$583,367	$603,367

The foregoing table and calculations are based on 145,887,717 common shares outstanding as of March 31, 2024, and excludes, in each case as of March 31, 2024:

●	7,766,211 common shares issuable upon the exercise of outstanding options to purchase common shares with a weighted average exercise price of $3.31 per share;

●	2,010,922 common shares issuable upon the vesting of outstanding restricted share units;

●	595,350 common shares issuable upon the exercise of 2,430,000 outstanding Ely Warrants with a weighted average exercise price of C$4.59 per share;

●	up to 22,857,143 common shares issuable upon the conversion of outstanding unsecured convertible debentures at maturity and common shares issuable in respect of interest settlement in equity, in the aggregate amount of up to $6,000,000;

●	4,811,638 common shares that remain reserved for future issuance under our 2021 Long-Term Incentive Plan; and

●	17,442,000 common shares issuable upon exercise of the warrants forming part of the units under this offering; and

●	the Consideration Shares.

From April 1, 2024, through the date of this prospectus supplement, we have issued an additional 30,699 common shares in connection with the vesting of restricted share units and settlement of options.

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DIVIDEND POLICY

On January 18, 2022, our board of directors approved the initiation of a quarterly dividend program. The dividend program contemplated quarterly dividends, the declaration, timing, amount and payment of which were subject to the discretion and approval of our board of directors based on relevant factors, including, among others, our financial condition and capital allocation plans.

Our board of directors suspended dividends under our dividend program in connection with the completion of the Cozamin royalty acquisition on August 30, 2023, in order to focus capital on executing our strategic priority of growing cash flow and net asset value per share through accretive acquisitions. See “Item 5. – Operating and Financial Review and Prospects” of our Annual Report on Form 20-F for further information on our dividend policy and payments made in the financial year ended December 31, 2023.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relating to the ownership and disposition of common shares and warrants by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase common shares and warrants pursuant to this prospectus and hold such common shares and warrants as capital assets within the meaning of Section 1221 of the Code. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules under Section 451(b) of the Code, persons subject to special tax accounting rules under Section 451(b) of the Code, partnerships and other pass-through entities, and investors in such pass-through entities). This discussion does not address U.S. federal net investment income, U.S. federal alternative minimum tax, any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of common shares and warrants that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source or (iv) a trust (a) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or (b) that has validly elected under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds common shares and warrants, the U.S. federal income tax treatment relating to an investment in common shares and warrants will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of common shares and warrants. Persons considering an investment in common shares and warrants should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of common shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

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Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one common and one warrant. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you will agree to adopt such treatment for tax purposes.

For U.S. federal income tax purposes, each purchaser of our units must allocate its purchase price for such units between the common shares and warrants received based on the respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the holder’s initial tax basis for U.S. federal income tax purposes for each common share and warrant. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the one common share and one warrant comprising the Unit, and the amount realized on the disposition should be allocated between the one Unit Share and one warrant based on their respective relative fair market values at the time of disposition (as determined by each such Unit holder based on all relevant facts and circumstances). A holder’s allocation of the purchase price among our common shares and warrants is not binding on the Internal Revenue Service (“IRS”) or the courts, and no assurance can be given that the IRS or the courts will agree with a holder’s allocation. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder should consult its own tax advisor regarding the allocation of the purchase price among the common shares and warrants. The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Passive Foreign Investment Company Considerations

In general, a corporation organized outside the United States will be treated as a passive foreign investment company, or “PFIC,” for any taxable year in which either (i) at least 75% of its gross income is “passive income,” or the “PFIC income test,” or (ii) on average at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged on a quarterly basis, are assets that produce passive income or are held for the production of passive income, the “PFIC asset test.” Passive income for this purpose generally includes, among other things, dividends, interest, royalties and rents (other than royalties and rents derived from the active conduct of a trade or business), and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Under certain attribution rules, if the Company is a PFIC for any taxable year during which a U.S. Holder holds common shares or warrants and one of the Company’s non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares or warrants of the lower-tier PFIC even though such U.S. Holder may not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to the Company’s non-U.S. subsidiaries.

We believe that we were a PFIC for the tax year ended December 31, 2023 and expect to be treated as a PFIC for the current tax year.

Default PFIC Rules under Section 1291 of the Code

If the Company is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership and disposition of common shares or warrants will depend on whether such U.S. Holder makes a Qualified Electing Fund Election under Section 1295 of the Code (“QEF Election”) or makes a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”) with respect to common shares and warrants. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of common shares and (b) any excess distribution paid on the common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the common shares, if shorter).

S-25

If the Company is a PFIC, under Section 1291 of the Code any gain recognized on the sale or other taxable disposition of common shares or warrants (including an indirect disposition of shares of a lower-tier PFIC), and any excess distribution paid on common shares or warrants (or a distribution by a lower-tier PFIC to its shareholder that is deemed to be received by a U.S. Holder) must be ratably allocated to each day of a Non-Electing U.S. Holder’s holding period for the common shares or warrants, as applicable. The amount of any such gain or excess distribution allocated to the tax year of disposition or excess distribution and to years before the Company became a PFIC, if any, would be taxed as ordinary income. The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year without regard to the U.S. Holder’s other tax attributes, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. For purposes of the PFIC rules, a U.S. Holder will be deemed to have a holding period relating to the common shares which includes the period the U.S. Holder held the corresponding warrants. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds common shares or warrants, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent years. If the Company ceases to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to common shares or warrants by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold on the last day of the last tax year for which the Company was a PFIC.

Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC, such option, warrant or right is considered to be PFIC stock also subject to these default rules discussed above. However, a U.S. Holder generally may not make a QEF election or mark-to-market election, as described below, with respect to warrants. In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquired stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held. As a consequence, a U.S. Holder may not be able to make a timely QEF election or mark-to-market election with respect to common shares acquired upon exercise of the warrants. Because of the complexity and uncertainty of the treatment of warrants under the PFIC rules, each U.S. Holder should consult his own tax advisor regarding the application of the PFIC rules to the common shares acquired upon an exercise of warrants and the availability of, and procedure for making, a qualifying election with respect to common shares.

QEF Election

If the Company is a PFIC and a U.S. Holder makes a QEF Election for the first tax year in which its holding period of its common shares begins, such U.S. Holder generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares or warrants. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital gain, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, a U.S. Holder that makes a QEF Election may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares or. A QEF election may not be made with respect to the warrants.

S-26

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as timely if it is made for the first year in the U.S. Holder’s holding period for the common shares in which the Company was a PFIC. For purposes of the PFIC rules, a U.S. Holder will be deemed to have a holding period relating to the common shares which includes the period the U.S. Holder held the corresponding warrants. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in a subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during a subsequent tax year in which the Company qualifies as a PFIC.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements or make available to U.S. Holders a PFIC Annual Information Statement or any other information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC. Accordingly, it is expected that U.S. Holders will not be able to make a QEF Election with respect to the Company or its subsidiaries.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock. The common shares generally will be “marketable stock” if they are regularly traded on (a) a national securities exchange that is registered with the SEC; (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934; or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced; and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Corporation expects that the common shares but not the warrants, will constitute “marketable stock” for purposes of the PFIC rules.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for common shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in such common shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the common shares over (ii) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

U.S. Holders that make a Mark-to-Market Election generally also will adjust their tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be “marketable stock” or the IRS consents to revocation of such election. U.S. Holders should consult their own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

S-27

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to common shares, no such election may be made with respect to the stock of any lower-tier PFIC that a U.S. Holder is treated as owning because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of lower-tier PFIC stock or distributions from a lower-tier PFIC.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of common shares, the consequences to them of an investment in a PFIC, any elections available with respect to common shares or warrants and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the common shares or warrants of a PFIC.

Distributions

Subject to the discussion above under “Passive Foreign Investment Company Considerations,” a U.S. Holder that receives a distribution with respect to common shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of the Company’s current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of the Company’s current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s common shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s common shares, the remainder will be taxed as capital gain. Because the Company may not account for the Company’s earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on common shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a “qualified foreign corporation” are eligible for taxation for certain non-corporate U.S. Holders at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. However, if the Company is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “Passive Foreign Investment Company Considerations”), the Company will not be treated as a qualified foreign corporation, and therefore the reduced capital gains tax rate described above will not apply. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on common shares that are readily tradable on an established securities market in the United States. The Company believes that it qualifies as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S.-Canada Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Canada Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision. Therefore, subject to the discussion above under “Passive Foreign Investment Company Considerations,” if the U.S.-Canada Treaty is applicable, such dividends will generally be “qualified dividend income” in the hands of individual U.S. Holders, provided that certain conditions are met, including holding period and the absence of certain risk reduction transactions.

Sale, Exchange or Other Disposition of common shares and warrants

Subject to the discussion above under “Passive Foreign Investment Company Considerations,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of common shares and warrants in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in common shares or warrants, as applicable. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, common shares and warrants were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of common shares and warrants will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

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Exercise or Lapse of a Warrant

Subject to the PFIC rules described above and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss on the exercise of a warrant and related receipt of a common share, unless cash is received in lieu of the issuance of a fractional common share.

A U.S. Holder’s initial tax basis in the common share received on the exercise of a warrant should be equal to the sum of (i) the U.S. Holder’s tax basis in the warrant plus (ii) the exercise price paid by the U.S. Holder on the exercise of the warrant. Subject to the discussion under “Passive Foreign Investment Company Considerations” above, a U.S. Holder’s holding period for common shares received on exercise of a warrant will commence on the date following the date of exercise of the warrant and will not include the period during which the U.S. Holder held the warrant.

The U.S. federal income tax treatment of a cashless exercise of warrants into common shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance as to the tax treatment that would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of our warrants.

Upon the lapse or expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

An adjustment to the number of common shares that will be issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or assets of the Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders of the Company). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants generally should not be considered to result in a constructive distribution. Each U.S. Holder is urged to consult its own tax advisor regarding the proper treatment of any adjustment to the number of common shares that will be issued on the exercise of the warrants or an adjustment to the exercise price of the warrants.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in common shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Considerations,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information.

Dividends on and proceeds from the sale or other disposition of common shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE COMPANY’S COMMON SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes, as of the date hereof, the material Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, common shares, warrants, and shares issued on the exercise of warrants (“warrant shares” and, sometimes for purposes of this summary, collectively with the common shares, the “shares”) pursuant to this prospectus and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the regulations thereunder, as amended (the “Canadian Tax Act”), (i) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (ii) deals at arm’s length with us, the Underwriters and any subsequent purchaser of such securities; (iii) is not affiliated with us or the Underwriters; (iv) does not use or hold, and is not deemed to use or hold, shares or warrants in a business or part of a business carried on in Canada; (v) has not entered into, with respect to the shares, a “derivative forward agreement,” as that term is defined in the Canadian Tax Act and (vi) holds the shares or warrants as capital property (a “Non-Canadian Holder”). This summary does not apply to a Non-Canadian Holder that is an insurer carrying on an insurance business in Canada and elsewhere. Such Non-Canadian Holders should consult their tax advisors for advice having regards to their particular circumstances.

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This summary is based on the current provisions of the Canadian Tax Act, and an understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. It takes into account all specific proposals to amend the Canadian Tax Act and the Canada-United States Tax Convention (1980), as amended (the “Canada-U.S. Tax Treaty”), publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder, and no representations with respect to the income tax consequences to any particular shareholder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the shares or warrants must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends, capital gains or capital losses realized by a Non-Canadian Holder may be affected by fluctuations in the Canadian exchange rate.

Allocation of Offering Price

Non-Canadian Holders will be required to allocate the aggregate cost of a unit between the common share and the warrant on a reasonable basis in order to determine their respective costs for the purposes of the Canadian Tax Act. We intend to allocate as consideration for our issue $1.45 to each common share and $0.27 to each warrant acquired as part of a unit. As of the date of this prospectus, we believe that such allocation is reasonable but such allocation will not be binding on the Canada Revenue Agency or a Non-Canadian Holder. The adjusted cost base to a Non-Canadian Holder of a common share acquired as part of a unit will be determined by averaging the cost of such common share with the adjusted cost base of all of our common shares held by the Non-Canadian Holder as capital property immediately before such acquisition.

Exercise of Warrants

No gain or loss will be realized by a Non-Canadian Holder on the exercise of a warrant to acquire a warrant share. When a warrant is exercised, the Non-Canadian Holder’s cost of the warrant share acquired thereby will be equal to the aggregate of the Non-Canadian Holder’s adjusted cost base of such warrant and the exercise price paid for the warrant share. The Non-Canadian Holder’s adjusted cost base of the warrant share so acquired will be determined by averaging the cost of the warrant share with the adjusted cost base to the Non-Canadian Holder of all of our common shares held by the Non-Canadian Holder as capital property immediately before the acquisition of the warrant share.

Expiry of Warrants

The expiry of an unexercised warrant will generally result in a capital loss to a Non-Canadian Holder equal to the adjusted cost base of the warrant to such Non-Canadian Holder immediately before its expiry.

Dividends

Dividends paid or credited on the shares or deemed to be paid or credited on the shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the shares are considered to be paid to or derived by a Non-Canadian Holder that is a beneficial owner of the dividends and is a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15%. We will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account.

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a share or warrant, unless the shares or warrants are “taxable Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act at the time of disposition or deemed disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. Generally, the shares and warrants will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the shares are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act, which currently includes the NYSE American), unless at any particular time during the 60-month period that ends at that time:

●	at least 25% of the issued shares of any class or series of our capital stock was owned by or belonged to any combination of (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, and
●	more than 50% of the fair market value of the shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as that term is defined in the Canadian Tax Act), (iii) “timber resource properties” (as that term is defined in the Canadian Tax Act) and (iv) options in respect of, or interests in, or for civil law rights in, property described in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances, shares or warrants could be deemed to be “taxable Canadian property.” Non-Canadian Holders whose shares or warrants may constitute “taxable Canadian property” should consult their own tax advisors.

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UNDERWRITING

We have entered into the Underwriting Agreement with the Lead Underwriters as representatives of the Underwriters named below and the book-running managers of this offering. Subject to the terms and conditions of the Underwriting Agreement, the Underwriters have agreed to purchase the number of common shares and warrants comprising the units set forth opposite their names below.

Underwriter	Common Shares	Warrants
National Bank Financial Inc.	6,540,750	6,540,750
BMO Capital Markets Corp.	6,104,700	6,104,700
H.C. Wainwright & Co., LLC	1,599,432	1,599,432
Haywood Securities Inc.	1,065,706	1,065,706
Raymond James Ltd.	1,065,706	1,065,706
Scotia Capital Inc.	1,065,706	1,065,706
Total	17,442,000	17,442,000

We have been advised by the Underwriters that they propose to offer the units directly to the public initially at the offering price set forth on the cover page of this prospectus supplement. Any units sold by the Underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.086 per unit.

Without affecting the firm obligation of the Underwriters to purchase the units in accordance with the Underwriting Agreement, the Underwriters may decrease the offering price of the units which they sell under this prospectus supplement after they have made a reasonable effort to sell all such units at the offering price. The sale by the Underwriters of units at a price of less than the offering price will have the effect of reducing the compensation realized by the Underwriters by the amount that the aggregate price paid by the purchasers for the units is less than the gross proceeds paid by the Underwriters for the units.

This offering is being made concurrently in the United States and in each of the provinces and territories in Canada, other than Québec and Nunavut. Our units will be offered in the United States through those Underwriters who are (or have affiliates that are) registered to offer the units for sale in the United States and such other registered dealers as may be designated by the Underwriters. Our units will be offered in each of the provinces and territories of Canada, other than Québec and Nunavut, through National Bank Financial Inc. and such other registered dealers as may be designated by the Underwriters. Subject to applicable law, the Underwriters, or such other registered dealers or other entities outside the United States and Canada that are affiliates of the Underwriters as may be designated by the Underwriters, may offer the units outside of the United States and Canada. National Bank Financial Inc., Haywood Securities Inc., Raymond James Ltd. and Scotia Capital Inc. are not registered as broker-dealers in the United States and, accordingly, will only sell offered units in Canada, and BMO Capital Markets Corp. and H.C. Wainwright & Co., LLC are not registered as investment dealers in any Canadian jurisdiction and, accordingly, will only sell offered units in the United States. No units will be offered or sold in any jurisdiction except by or through brokers or dealers duly registered under the applicable securities laws of that jurisdiction, or in circumstances where an exemption from such registered dealer requirements is available.

Pursuant to the Underwriting Agreement, we have granted the Underwriters the option, exercisable in whole or in part, in the sole discretion of the Underwriters for a period of 30 days from and including the Closing Date, to purchase up to 2,616,300 additional common shares and/or warrants, in any combination thereof, to cover over-allotments, if any, and for related market stabilization purposes. The Underwriters’ over-allotment option may be exercisable by the Underwriters to acquire such additional common shares and/or warrants at a price equal to the offering price per common share and/or offering price per warrant, less the underwriting discounts and commissions, set forth on the cover page of this prospectus supplement. If any additional common shares and/or warrants are purchased pursuant to this option, the Underwriters will offer these additional common shares and/or warrants on the same terms as those on which the other common shares and/or warrants are being offered hereby.

If the over-allotment option is exercised in full, the total price to the public will be $34,500,276, the total underwriting discounts and commissions will be $1,725,014, and the net proceeds to us (before payment of the expenses of this offering) will be $32,775,262. This prospectus supplement also qualifies the grant of the over-allotment option and the distribution of the additional units, common shares and/or warrants to be sold upon exercise of the over-allotment option. A purchaser who acquires securities forming part of the Underwriters’ over-allocation position acquires those securities under this prospectus supplement, regardless of whether the overallocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases.

The offering price was determined by arm’s length negotiation among the Company and the Lead Underwriters, on behalf of the Underwriters, with reference to the prevailing market prices of the common shares.

The obligations of the Underwriters under the Underwriting Agreement may be terminated at their discretion on the basis of “disaster out”, “regulatory out”, “material change out” and “breach out” provisions in the Underwriting Agreement and may also be terminated upon the occurrence of certain other stated events. The Underwriters are, however, obligated to take up and pay for all of the units under this offering if any of the units under this offering are purchased under the Underwriting Agreement.

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In consideration for the services provided by the Underwriters in connection with this offering and pursuant to the terms of the Underwriting Agreement, we have agreed to pay the Underwriters underwriting discounts and commissions equal to 5% of the aggregate gross proceeds of this offering (including in respect of any exercise of the over-allotment option). A reduced underwriting discount of 2.5% will be payable on the gross proceeds of up to $3,000,000 of this offering sold to certain purchasers. The following table summarizes the underwriting discount and commission to be paid to the Underwriters by us.

	Per Unit(1)	Total Without Option Exercise	Total With Full Option Exercise
Public offering price	$1.72	$30,000,240	$34,500,276
Underwriting discounts and commissions to the Underwriters by us(1)	$0.086	$1,500,012	$1,725,014
Proceeds to us (before expenses)(2)	$1.634	$28,500,228	$32,775,262

(1)	The offering price and underwriting discount corresponds to (i) a public offering price per common share of $1.45 and (ii) a public offering price per warrant of $0.27.
(2)	Underwriting discounts and commissions with respect to the sale of the units will be 5.0%, except that a reduced underwriting discount of 2.5% will be payable on the gross proceeds of up to $3,000,000 of this offering sold to certain purchasers. All calculations of the underwriting discounts and commissions herein assumes no sales to such certain purchasers.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $400,000 and is payable by us. Subject to compliance with FINRA Rule 5110(f), we have agreed to reimburse the representatives for their out-of-pocket expenses, including legal fees, up to $150,000 for U.S. legal counsel and C$100,000 for Canadian legal counsel in connection with this offering.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under Canadian provincial and territorial securities legislation and under the Securities Act.

Pursuant to the Underwriting Agreement, we have agreed that we will not, directly or indirectly, except in connection with the Acquisition, issue or sell, or announce any intention to issue or sell any common shares or other financial instruments convertible or exchangeable into common shares, for a period of 90 days from the Closing Date without the prior written consent of the Lead Underwriters, on behalf of the Underwriters, except in certain circumstances.

In connection with this offering, the Underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in connection with our common shares.

●	Overallotment transactions involve sales by the Underwriters of common shares in excess of the number of common shares the Underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of common shares over-allotted by the Underwriters is not greater than the number of common shares that they may purchase in the option to purchase additional common shares. In a naked short position, the number of common shares involved is greater than the number of common shares in the option to purchase additional common shares. The Underwriters may close out any short position by exercising their option to purchase additional common shares and/or purchasing common shares in the open market.
●	Stabilizing transactions permit bids to purchase common shares so long as the stabilizing bids do not exceed a specified maximum.
●	Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
●	Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

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These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the Underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common shares. These transactions may be effected on the NYSE American, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

In accordance with the rules and policy statements of certain Canadian securities regulatory authorities and the Universal Market Integrity Rules for Canadian marketplaces (“UMIR”) administered by the Canadian Investment Regulatory Organization, the Underwriters may not, at any time during the period of distribution, bid for or purchase common shares. The foregoing restriction is, however, subject to exceptions as permitted by such rules and policy statements and UMIR. These exceptions include a bid or purchase permitted under the UMIR such rules and policy statements and UMIR, relating to market stabilization and market balancing activities and a bid or purchase on behalf of a customer where the order was not solicited.

In connection with this offering, the Underwriters also may engage in passive market making transactions in our common shares in accordance with Regulation M during a period before the commencement of offers or sales of common shares in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Subscriptions for the units will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. It is anticipated that the common shares and warrants will be delivered through the facilities of the Depository Trust Company (“DTC”) on the closing date of this offering (the “Closing Date”). It is expected that the Company will arrange for the instant deposit of the Common Shares and Warrants underlying the Units under the book-based system of registration, to be registered to DTC or their nominee, as the case may be, and deposited with DTC or their nominee, as the case may be. A purchaser of units will receive only a customer confirmation from the registered dealer through which the units are purchased.

It is expected that delivery of the units will be made against payment therefor on or about the Closing Date specified on the cover page of this prospectus supplement, which will be three business days following the date of the prospectus supplement (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in one business day (this settlement cycle being referred to as “T+1”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their common shares, warrants or common shares underlying the warrants issuable upon exercise thereof prior to the Closing Date will be required, by virtue of the fact that the units will not settle in T+1, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of units who wish to trade their common shares, warrants or common shares underlying the warrants issuable upon exercise thereof prior to the Closing Date should consult their own advisors. Furthermore, the Company has agreed to use commercially reasonable efforts to list the warrants on the NYSE American. Listing will be subject to fulfilling all listing requirements of the NYSE American. As a result, the warrants will not be immediately tradeable over the facilities of the NYSE American on the Closing Date.

We have agreed to use reasonable efforts to cause each of our directors and executive officers to enter into lock-up agreements, evidencing their agreement to not sell, or announce any intention to do so, any of our securities for a period of 90 days following the Closing Date without the prior written consent of the Lead Underwriters, which consent will not be unreasonably withheld, conditioned or delayed, other than in connection with, among other things, a third party take-over bid, arrangement or any other similar transaction made to all holders of our common shares or pursuant to a transfer that occurs by operation of law or in connection with transactions arising as a result of the death of the director or officer.

Our common shares are listed under the symbol “GROY” on NYSE American. We have applied to list the common shares and warrants comprising the units sold under this offering, as well as the common shares issuable on exercise of the warrants forming part of the units, on the NYSE American. We have applied to list the warrants under the symbol “GROY.WS” on NYSE American. Listing will be subject to fulfilling all listing requirements of the NYSE American.

This summary of the material provisions of the Underwriting Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Underwriting Agreement will be filed as an exhibit to a Report on Form 6-K filed under the Exchange Act and incorporated by reference in the registration statement on Form F-3 of which this prospectus supplement forms a part.

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The Underwriters and their affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of their business, the Underwriters may actively trade our securities for their own accounts or for the accounts of customers, and, accordingly, the Underwriters may at any time hold long or short positions in such securities.

Bank of Montreal, an affiliate of BMO Capital Markets Corp., and National Bank of Canada, an affiliate of NBF, are the lenders under the Credit Agreement, pursuant to which the lenders thereunder provided the Credit Facility to the Company. The Company may repay the Credit Facility, from time to time, in accordance with the terms of the Credit Agreement, utilizing net proceeds of this offering. Consequently, the Company may be considered a “connected issuer” of Bank of Montreal, BMO Capital Markets Corp., National Bank of Canada and NBF under applicable securities laws, and a “conflict of interest” may be deemed to exist under FINRA Rule 5121(f)(5)(C)(i) if five percent of the net Offering proceeds, not including Underwriters’ compensation, are intended to be used to reduce or retire the balance of the Credit Facility. However, the Company currently does not expect to use five percent or more of the net proceeds from this offering to reduce or retire the Credit Facility.

DESCRIPTION OF SHARE CAPITAL

Units

Each unit consists of one common share and one warrant to purchase a common share. Each warrant entitles the holder thereof to purchase one common share at a price of $2.25 per share.

Common Shares

As of May 27, 2024, we have an aggregate of 145,918,416 common shares issued and outstanding. See “Description of Share Capital” in the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby, and the warrant agency agreement between the Company and Continental Stock Transfer & Trust Company, as warrant agent, is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant and the warrant agency agreement, the forms of which will be filed as an exhibit to a Report on Form 6-K that we will file in connection with this offering. Prospective investors should carefully review the terms and provisions of the form of warrant and the warrant agency agreement for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

Each unit offered in this offering consists of one common share and one warrant to purchase a common share. Each warrant shall be exercisable into one common share at an exercise price equal to $2.25 per share. The warrants will be exercisable for a period of three years commencing on the date on which they are issued. The exercise price and number of common shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common shares and the exercise price. The warrants will be issued separately from the accompanying common shares and may be transferred separately immediately thereafter.

Exercisability

The warrants will be exercisable, at the option of each holder, by delivering a duly executed exercise notice accompanied by payment in full for the number of common shares purchased upon such exercise (except in the case of a net share settlement as discussed below). Subject to certain limitations and exceptions, a holder (together with its affiliates) may not exercise any portion of a warrant to the extent that the holder would beneficially own more than 4.99/9.99% of the outstanding common shares immediately after exercise of such warrants, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s warrants. Purchasers of warrants in this offering may also elect prior to the issuance of the warrants to have the initial exercise limitation set at 9.99% of our outstanding common shares. No fractional common shares will be issued in connection with the exercise of the warrants. In lieu of fractional common shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

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Net Share Settlement

If, at the time a holder exercises the warrant, a registration statement registering the issuance of the common shares underlying the warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the warrants.

Fundamental Transaction

If, at any time while the warrants are outstanding, (i) we, directly or indirectly, consolidate or merge with or into another person, (ii) we, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of our common shares are permitted to sell, tender or exchange their common shares for other securities, cash or property and has been accepted by the holders of 50% or more of our outstanding shares of common shares, (iv) we, directly or indirectly, effect any reclassification, reorganization or recapitalization of our common shares or any compulsory share exchange pursuant to which our common shares are converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or plan of arrangement) with another person whereby such other person acquires more than 50% of our outstanding common shares, each, a “Fundamental Transaction,” then upon any subsequent exercise of the warrants, the holders thereof will have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of common shares then issuable upon exercise of the warrants, and any additional consideration payable as part of the Fundamental Transaction. In addition, we shall cause any successor entity in a Fundamental Transaction in which we are not the survivor to assume in writing all of our obligations under the warrants pursuant to written agreements in form and substance reasonably satisfactory to the holders and approved by the holders (without unreasonable delay) prior to such Fundamental Transaction.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant together with the appropriate instruments of transfer.

Exchange Listing

We have applied to list our warrants for trading on NYSE American under the symbol “GROY.WS”. No assurance can be given that our listing application will be approved or that a trading market will develop.

Rights as a Shareholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of common shares, a holder of warrants does not have rights or privileges of a holder of common shares, including any voting rights or dividends, until the holder exercises the warrants.

Exclusive Forum

We have agreed that any action, proceeding or claim against us arising out of or relating in any way to the warrant will be brought and enforced in the courts of the State of New York or the United States District Court sitting in the City of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors – Our warrants will designate the courts of the State of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This exclusive forum provision shall not apply to suits brought to enforce a duty or liability created by the Exchange Act, any other claim for which the federal courts have exclusive jurisdiction or any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

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LEGAL MATTERS

The validity of the units being offered pursuant to this prospectus supplement and the accompanying prospectus, as well as certain legal matters concerning this offering, will be passed upon for us by Sangra Moller LLP, Vancouver, British Columbia, Canada. Certain legal matters concerning this offering will be passed upon for us by Haynes and Boone, LLP, New York, New York. The Underwriters are being represented in connection with this offering by Troutman Pepper Hamilton Sanders LLP, Boston, Massachusetts, with respect to United States legal matters, and McMillan LLP, Vancouver, British Columbia, with respect to Canadian legal matters.

EXPERTS

Our audited annual consolidated financial statements as at and for the financial year ended December 31, 2023, the three month transition period ended December 31, 2022 and the years ended September 30, 2022 and September 30, 2021, included in our Annual Report on Form 20-F, and incorporated by reference herein, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing. PricewaterhouseCoopers LLP, located at 250 Howe Street Suite 1400, Vancouver, BC V6C 3S7, Canada, is our independent registered public accounting firm and has been appointed as our independent auditor. PricewaterhouseCoopers LLP has confirmed that it is independent with respect to us within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

The scientific and technical information incorporated by reference to the Annual Report on Form 20-F for the year ended December 31, 2023, has been reviewed and approved by Alastair Still, P. Geo, who is our Director of Technical Service, as indicated therein in reliance upon the authority of such person’s expertise.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form F-3 that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

The SEC maintains a website that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. The address is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including Annual Reports on Form 20-F and Reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, among other things. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.goldroyalty.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

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In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

INCORPORATION BY REFERENCE

We file annual and other reports and information with the SEC. These filings contain important information which does not appear in this prospectus supplement or the accompanying prospectus. The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus supplement and the accompanying prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or de-registered:

●	the description of our common shares contained under “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on February 22, 2021, as amended and supplemented by the description of our common shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 27, 2024, including any subsequent amendment or any report filed for the purpose of updating such description;

●	our Annual Report on Form 20-F for the fiscal year December 31, 2023, filed with the SEC on March 27, 2024; and

●	our Reports on Form 6-K filed with the SEC on April 23, 2024, May 14, 2024 (Exhibits 99.1 and 99.2 only) and May 14, 2024 (Exhibits 99.1 and 99.2 only).

We may also incorporate any other Report on Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Report on Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus supplement and the accompanying prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement in this prospectus supplement or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus supplement and the accompanying prospectus, except as modified or superseded.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Gold Royalty Corp., 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 2Y3 and our telephone number is (604) 396-3066. Our website address is www.goldroyalty.com. Information contained in our website is not part of this prospectus supplement and the accompanying prospectus.

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OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and the FINRA fees. The estimates do not include underwriting discounts and commissions and other estimated offering expenses to be paid by us in connection with this offering.

SEC registration fees	$23,175
FINRA fees	$–
Legal fees and expenses	$353,575
Accountants fees and expenses	$18,250
Miscellaneous	$5,000

Total	$400,000

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PROSPECTUS

$250,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Debt Securities

Units

We may offer, issue and sell from time to time, in one or more offerings, common shares, preferred shares, warrants, subscription receipts, debt securities or units, which we collectively refer to as the “securities.” The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $250.0 million.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 25.

Our common shares are listed on the NYSE American LLC (“NYSE American”) under the symbol “GROY”. Our warrants to purchase our common shares issued pursuant to our initial public offering (the “IPO Warrants”) are listed on the NYSE American under the symbol “GROY.WS”. On July 5, 2022, the closing price of our common shares and IPO warrants as reported on the NYSE American was $2.20 and $0.3923, respectively.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

You should rely only on the information contained herein or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 7 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2022

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BASIS OF PRESENTATION

Unless otherwise indicated, references in this registration statement to “Gold Royalty”, “GRC”, “the Company”, “we”, “us” and “our” refer to Gold Royalty Corp., a company incorporated under the laws of Canada, together with its subsidiaries unless the context requires otherwise.

We express all amounts in this registration statement in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars.

PRESENTATION OF FINANCIAL INFORMATION

We report under International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). None of the financial statements incorporated by reference in this prospectus were prepared in accordance with generally accepted accounting principles in the United States. We present our financial statements in U.S. dollars.

CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES

Gold Royalty is subject to the reporting requirements of the applicable Canadian and United States securities laws. Gold Royalty’s previous filings under the applicable Canadian and United States securities laws, including the Annual Report on Form 20-F for the year ended September 30, 2021, contains disclosure of mineral reserve and mineral resource estimates relating to the projects underlying Gold Royalty’s interests prepared in accordance with the requirements of Canadian securities laws, which differ in many respects from the requirements of United States securities laws. The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” contained in such previous filings were based upon definitions applicable in Canada in accordance with Canadian Securities Administrators’ National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43- 101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves (the “CIM Definition Standards”), adopted by the CIM Council, as amended. In addition, certain of the operators of the properties underlying Gold Royalty’s interests prepare mineral reserve and mineral resource estimates in accordance with the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (“JORC”), which differs from NI 43-101 and the requirements of the SEC, and certain previous filings by Gold Royalty contain disclosure of mineral reserve and mineral resource estimates in accordance with JORC.

The SEC adopted amendments to its disclosure rules (the “SEC Modernization Rules”) to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC under the U.S. Exchange Act. Under the SEC Modernization Rules, the historical property disclosure requirements for mining registrants included in SEC Industry Guide 7 was rescinded and replaced with the disclosure requirements in subpart 1300 of SEC Regulation S-K. The SEC Modernization Rules became effective on February 25, 2019 with compliance required for the first fiscal year beginning on or after January 1, 2021. As a result of the adoption of the SEC Modernization Rules, the SEC now recognizes estimates of “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”. In addition, the SEC amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be substantially similar to the corresponding CIM Definition Standards. Pursuant to certain exceptions provided by the SEC Modernization Rules, however, Gold Royalty is not required, to the extent it has access to the necessary information, to provide disclosure on its mineral properties under the SEC Modernization Rules in this registration statement because such information is incorporated by reference herein rather than provided directly in this registration statement. Gold Royalty may be required to provide disclosure on its mineral properties under the SEC Modernization Rules in future filings with the SEC.

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U.S. shareholders are cautioned that while terms are substantially similar to CIM Definition Standards, there are differences in the definitions and standards under the SEC Modernization Rules and the CIM Definition Standards. Accordingly, there is no assurance any mineral reserves or mineral resources that Gold Royalty may have previously reported as “proven reserves”, “probable reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 will be the same as the reserve or resource estimates prepared under the standards adopted under the SEC Modernization Rules.

U.S. shareholders are also cautioned that while the SEC now recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”, investors should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Further, “inferred resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Under Canadian securities laws, estimates of “inferred mineral resources” may not form the basis of feasibility or prefeasibility studies, except in certain specific cases. Additionally, disclosure of “contained ounces” in a resource is permitted disclosure under Canadian securities laws. Therefore, U.S. shareholders are also cautioned not to assume that all or any part of the inferred resources exist.

U.S. Shareholders are cautioned that information contained in this prospectus and the documents incorporated by reference herein may not be comparable to similar information made public by U.S. companies reporting pursuant to the SEC’s disclosure requirements.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $250.0 million. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs and other information that is not historical information. Forward-looking statements can often be identified by the use of terminology such as “subject to”, “believe”, “anticipate”, “plan”, “target”, “expect”, “intend”, “estimate”, “project”, “outlook”, “may”, “will”, “should”, “would”, “could”, “can”, the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. In addition, any statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. In particular, forward-looking statements include, but are not limited to, statements about:

●	the Company’s plans and objectives, including its acquisition and growth strategy;

●	the Company’s future financial and operational performance;

●	royalty and other payments to be made to the Company by the owners and operators of the projects underlying the Company’s royalties and other interests;

●	expectations regarding the royalty and other interests of the Company;

●	the plans of the operators of properties where the Company owns royalty interests;

●	estimates of Mineral Reserves and Mineral Resources on the projects in which the Company has royalty interests;

●	estimates regarding future revenue, expenses and needs for additional financing;

●	adequacy of capital and financing needs; and

●	expectations regarding the impacts of COVID-19 on the operators of the properties underlying the Company’s interests.

These forward-looking statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances, including that:

●	the public disclosures of the operators regarding the properties underlying the Company’s interests are accurate;

●	current gold, base metal and other commodity prices will be sustained, or will improve;

●	the proposed development of the Company’s royalty projects will be viable operationally and economically and will proceed as expected;

●	any additional financing required by the Company will be available on reasonable terms; and

●	operators of the properties where the Company holds royalty interests will not experience any material accident, labor dispute or failure of equipment.

Despite a careful process to prepare and review the forward-looking statements, there can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct.

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Actual results could differ materially from those anticipated in these Forward-Looking Statements as a result of the following risk factors, among others:

●	dependence on third-party operators;

●	a substantial majority of the Company’s current royalty interests are exploration, advanced-exploration and development stage properties, which are non-producing and are subject to the risk that they may never achieve production;

●	volatility in gold and other commodity prices;

●	the Company has limited or no access to data or the operations underlying its interests;

●	a significant portion of the Company’s revenues is derived from a small number of operating properties;

●	the Company is subject to many of the risks faced by owners and operators of the properties underlying the Company’s interests;

●	the Company may enter into acquisitions and other material transactions at any time;

●	the Company’s future growth is to a large extent dependent on its acquisition strategy;

●	as a royalty holder, the Company may become subject to potential disputes with operators regarding the existence, enforceability or terms of its interests;

●	certain of the Company’s royalty interests are subject to buy-back or other rights of third-parties;

●	risks related to epidemics, pandemics or other public health crises, including COVID-19, and the potential impact thereof on the Company and the operators of the properties underlying its interests;

●	risks related to Mineral Reserve estimates and Mineral Resource estimates completed by third-party owners and operators on the projects underlying the Company’s interests, including that such estimates may be subject to significant revision;

●	title, permit or licensing disputes related to any of the properties in which the Company holds or may hold royalties, streams or similar interests;

●	potential conflicts of interests;

●	regulations and political or economic developments in any of the jurisdictions where properties in which the Company holds or may hold royalties, streams or similar interests are located;

●	the availability of any necessary financing in the future on acceptable terms or at all;

●	litigation risks;

●	the Company holds investments in a concentrated number of equity securities and the fair values thereof are subject to loss in value; and

●	the other factors discussed under “Item 3. Key Information – D. Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended September 30, 2021 and other disclosure documents, which are available under the Company’s profile at www.sedar.com and www.sec.gov.

This list of factors should not be construed as exhaustive. The Company does not intend to and does not assume any obligations to update Forward-Looking Statements, except as required by applicable law.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus and any applicable prospectus supplement carefully, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements”, the section entitled “Risk Factors” in our Annual Report on Form 20-F for the most recent year incorporated by reference herein (together with any material changes thereto contained in subsequent filed reports on Form 6-K), our consolidated financial statements and the related notes incorporated by reference in this prospectus and all other information included or incorporated by reference in this prospectus.

Our Company

We are a precious metals focused royalty company offering creative financing solutions to the metals and mining industry. Our diversified portfolio includes 198 royalties across producing, developing, advanced-exploration and early-exploration staged properties.

Our mission is to acquire royalties, streams and similar interests at varying stages of the mine life cycle to build a balanced portfolio offering near, medium and longer-term returns for our investors. Currently, the Company directly and indirectly holds 198 royalty interests, including royalty interests on 8 producing projects, 20 developing projects, 30 advanced-exploration projects and 140 early-exploration projects as part of this royalty generator model.

In carrying out our long-term growth strategy, we seek out and continually review opportunities to expand our portfolio through the acquisition of existing or newly created royalty, stream or similar interests and through accretive acquisitions of companies that hold such assets. In acquiring newly created interests, we act as a source of financing to mining companies for the development and exploration of projects.

Our “royalty generator model” is focused on mineral properties held by us and our subsidiaries and additional properties we may acquire from time to time, with the aim of subsequently optioning or selling them to third-party mining companies in transactions where we would retain a royalty, carried interest or other similar interest. We believe the royalty generator model provides increased volume of potential royalty opportunities, targeting opportunities with potential exploration upside.

We do not generally conduct exploration, development or mining operations on the properties in which we hold interests and we are not required to contribute capital costs for these properties. We may, from time to time, conduct non-material exploration related activities to advance our royalty generator projects.

Recent Developments

On July 5, 2022, we announced that we began to receive royalty payments related to its 0.5% net smelter return royalty on the Borden Mine, located in Ontario, Canada, receiving approximately $1.4 million in royalty back payments. The royalty includes a 5 kilometer area of interest with a 0.5% net smelter return royalty on certain claims within that area.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

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As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) the option to present only two years of audited financial statements and related discussion in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the SEC; (ii) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; (iii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iv) not being required to submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes”; and (v) not being required to disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, and current reports on Form 8-K upon the occurrence of specified significant events.

Corporate Information

We are a corporation organized under the laws of Canada. We were incorporated under the name Gold Royalty Corp. on June 23, 2020 under the Canada Business Corporations Act (Canada)(“CBCA”). Our head office is located at 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 2Y3 and our telephone number is +1 (604) 396-3066. Our registered office is 1000-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2. Our website address is www.goldroyalty.com. Information on the Company’s website is not incorporated herein by reference. Our common shares and our IPO Warrants are listed on the NYSE American under the symbols ‘GROY” and “GROY.WS”, respectively.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in our Annual Report on Form 20-F for the year ended September 30, 2021 as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing the Company set forth in the Company’s public filings. This risk factor should be carefully considered along with any other risk factors identified in the Company’s other filings with the SEC. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Negative Cash Flow from Operating Activities.

The Company had negative cash flow from operating activities in the fiscal periods since its incorporation. To the extent that the Company has negative cash flow in any future period, unallocated funds or proceeds from future financings may be used to fund such negative cash flow from operating activities, if any. There is no assurance that future financings can be completed on terms acceptable to the Company or at all.

CONSOLIDATED CAPITALIZATION

Other than set out below, there have been no material changes in our share and loan capital, on a consolidated basis, since March 31, 2022, the date of our most recently filed interim financial statements.

	March 31, 2022	July 6, 2022
Common Shares	134,252,758	134,519,388
Options	6,019,112	6,060,076
Warrants	10,350,000	10,350,000
RSUs	160,510	166,010
Ely Warrants(1)	14,776,722	13,518,252	(2)

(1)	Ely Warrants represent the right to acquire, on valid exercise thereof (including payment of the applicable exercise price), 0.2450 of a common shares of the Company plus C$0.0001.
(2)	636,218 Ely Warrants were exercised into 155,873 Common Shares, and 622,252 Ely Warrants expired subsequent to March 31, 2022.

USE OF PROCEEDS

The use of proceeds from the sale of Securities will be described in the applicable prospectus supplement relating to a specific offering and sale of securities. Among other potential uses, the Company may use the net proceeds from the sale of securities offered by the Company hereunder for implementing our growth and acquisition strategy, including the direct and indirect acquisition of additional royalties, streams or similar interests and for general corporate purposes, including funding ongoing operations and/or working capital requirements and to repay indebtedness outstanding from time to time.

We had no positive operating cash flow for the year ended September 30, 2021 and the six months ended March 31, 2022. If we continue to have no positive cash flow into the future, net proceeds of a sale of Securities may need to be allocated to fund our operations. We anticipate we will have negative cash flow from operating activities in future periods until such time as the properties underlying our existing royalties or other future interests generate revenues. Future cash flows from such interests are dependent upon the underlying properties achieving production. There can be no assurance that such production will ever be achieved.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, common shares, preferred shares, debt securities, subscription receipts, warrants and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $250.0 million.

DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital and summarizes the material provisions of our articles of incorporation (the “Articles”) and bylaws (the “Bylaws”). Please note that this summary is not intended to be exhaustive and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Articles and Bylaws. For further information, please refer to the full version of our Articles and Bylaws.

General

The authorized capital of the Company consists of an unlimited number of common shares and an unlimited number of preferred shares.

Common Shares

Our common shares are not subject to any future call or assessment, do not have any pre-emptive, conversion, redemption rights or purchase for cancellation rights, and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares, all of which rank equally as to all benefits which might accrue to the holders of the common shares. All shareholders of the Company are entitled to receive a notice of, attend and vote at any meeting to be convened by the Company. At any meeting, subject to the restrictions on joint registered owners of our common shares, every shareholder has one vote for each common share of which such holder is the registered owner. Voting rights may be exercised in person or by proxy.

Shareholders are entitled to share pro rata in any dividends if, as and when declared by the Company’s board of directors, in its discretion. Upon our liquidation, dissolution or winding-up, whether voluntary or involuntary, the holders of common shares, without preference or distinction, will be entitled to receive ratably all of our assets remaining after payment of all debts and other liabilities, subject to any preferential rights of the holders of any outstanding preferred shares. Rights pertaining to the common shares may only be amended in accordance with applicable corporate law.

As of July 6, 2022, the Company has an aggregate of 134,519,388 common shares issued and outstanding.

Dividend Policy

In January 2022, we announced that our board of directors approved the initiation of a quarterly dividend program and declared an inaugural quarterly cash dividend of US$0.01 per common share. The initial dividend was paid on March 31, 2022 to shareholders of record as of the close of business on March 15, 2022. On May 24, 2022, we announced that our board of directors approved and declared a second quarterly cash dividend of US$0.01 per common share, which was paid on June 30, 2022 to shareholders of record as of June 20, 2022.

Our dividend program contemplates quarterly dividends, the declaration, timing, amount and payment of which will be subject to the discretion and approval of our board of directors based on relevant factors, including, among others, our financial condition and capital allocation plans. We cannot provide assurance that we will continue to pay any dividend to our shareholders.

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Preferred Shares

The preferred shares may be issued at any time, or from time to time, in one or more series. Before any preferred shares of a particular series are issued, our board of directors shall, by resolution, fix the number of preferred shares that will form such series and shall, by resolution, fix the designation, rights, privileges, restrictions and conditions to be attached to the preferred shares of such series. The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its security holders, for the purpose of winding-up of its affairs.

The preferred shares shall be entitled to preference over the common shares and any other shares of the Company ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs. The preferred shares may also be given such other preferences over the common shares and any other shares of the Company ranking junior to the preferred shares as may be fixed by our board of directors as to the respective series authorized to be issued.

As of the date hereof, the Company has no preferred shares issued and outstanding.

Shareholder Meetings

Under the CBCA, we are required to hold a general meeting of our shareholders at least once every year at a time and place determined by our board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting and no later than six months after the end of our preceding financial year. Our Articles and Bylaws provide that any shareholder meeting may be held at any location within Canada or the United States, as the board of directors may determine in their discretion. The board of directors may decide to arrange for shareholders to be able to participate in the general meeting by means of telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A notice to convene a meeting, specifying the date, time and location of the meeting, must be sent to shareholders, to each director and the auditor not less than 21 days prior to the meeting or such other minimum period as required by the applicable securities laws.

All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor’s report, election of directors and re-appointment of the incumbent auditor, is deemed to be special business. Notice of a meeting of shareholders at which special business is to be transacted shall state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and (b) the text of any special resolution to be submitted to the meeting.

Under the CBCA, our board of directors has the power at any time to call a special meeting of our shareholders. In addition, the holders of not less than 5% of our shares that carry the right to vote at a meeting sought to be held can also requisition our board of directors to call a meeting of our shareholders for the purposes stated in the requisition. If our board of directors does not call the meeting within 21 days after receiving the requisition, our shareholders can call the meeting and the expenses reasonably incurred by such shareholders in requisitioning, calling and holding the meeting must be reimbursed by us.

Those entitled to vote at a meeting are entitled to attend meetings of our shareholders. Every shareholder entitled to vote may appoint a proxyholder to attend the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. Directors, auditors, legal counsels, secretary (if any), and any other persons invited by the chair of the meeting or with the consent of those at the meeting are entitled to attend any meeting of our shareholders but will not be counted in quorum or be entitled to vote at the meeting unless he or she or it is a shareholder or proxyholder entitled to vote at the meeting.

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Shareholder Nominations and Proposals

Under the CBCA, a registered holder or beneficial owner of shares that are entitled to be voted at an annual meeting of shareholders may submit to the corporation notice of any matter that the person proposes to raise at the meeting (a “proposal”), which is subject to any requirements in the Bylaws for advance notice to the corporation. A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than five per cent of the issued and outstanding shares or five per cent of the issued and outstanding shares of a class of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented, but this subsection does not preclude nominations made at a meeting of shareholders.

Advance Notice Provisions

Our Bylaws contain certain provisions that are intended to: (1) facilitate orderly and efficient annual general meetings or, where the need arises, special meetings; (2) ensure that all shareholders receive adequate notice of board nominations and sufficient information with respect to all nominees; and (3) allow shareholders to vote on an informed basis. Only persons who are nominated by shareholders in accordance with these advance notice provisions will be eligible for election as directors at any annual meeting of the Company’s shareholders, or at any special meeting of the Company’s shareholders if one of the purposes for which the special meeting was called was the election of directors.

Pursuant to the advanced notice provisions under our Bylaws, shareholders are required to provide the Company with advance notice of their intention to nominate any persons, other than those nominated by management, for election to the Company’s board of directors at a meeting of shareholders. Such notice must include the information prescribed in our Bylaws.

To be timely, a shareholder’s notice must be received (i) in the case of an annual meeting of shareholders, not less than the 30th day prior to the date of the annual meeting; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder may be received not later than the close of business on the 10th day following the date of such public announcement; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. Our Bylaws also prescribe the proper written form for a shareholder’s notice. The Company’s board of directors may, in its sole discretion, waive any requirement under these provisions.

These provisions could have the effect of delaying until the next shareholder meeting the nomination of certain persons for director that are favored by the holders of a majority of the Company’s outstanding voting securities.

Shareholder Actions by Written Consent

Under the CBCA, shareholders may act by written resolution signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders.

Amendment to Articles and Bylaws

Under the CBCA, either a director or a shareholder entitled to vote at an annual or special meeting of shareholders may make a proposal to amend the Articles. A proposed amendment to the Articles requires approval by special resolution of the shareholders. A special resolution is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

Under the CBCA, a shareholder entitled to vote at an annual or special meeting of shareholders may make a proposal to make, amend or repeal a by-law. Unless the articles, bylaws or a unanimous shareholder agreement otherwise provide, the directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of the corporation. The directors shall then submit such by-law, or amendment or repeal of such by-law, to the shareholders at the next meeting of shareholders, and the shareholders may, confirm, reject or amend the bylaw, amendment or repeal by ordinary resolution.

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Votes on Mergers, Consolidations and Sale of Assets

Under the CBCA, the approval of an amalgamation agreement and certain other transactions requires approval by special resolution. A special resolution is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

Forum Selection

Our Bylaws include a forum selection provision that provides that, unless the Company consents in writing to the selection of an alternative forum, the Supreme Court of British Columbia, Canada and appellate Courts therefrom, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on the Company’s behalf; (ii) any action or proceeding asserting a breach of fiduciary duty owed by any of its directors, officers or other employees to the Company; (iii) any action or proceeding asserting a claim arising pursuant to any provision of the CBCA or the Articles or Bylaws; or (iv) any action or proceeding asserting a claim otherwise related to the Company’s “affairs” (as defined in the CBCA). The Company’s forum selection bylaw also provides that its securityholders are deemed to have consented to personal jurisdiction in the Province of British Columbia and to service of process on their counsel in any foreign action initiated in violation of our Bylaws. To the fullest extent permitted by law, the Company’s forum selection provision will apply to claims arising under U.S. federal securities laws. In addition, investors cannot waive compliance with U.S. federal securities laws and the rules and regulations thereunder.

Stock Exchange Listing

The Company’s common shares are listed on NYSE American under the symbol “GROY”.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common shares is TSX Trust Company and its United States co-transfer agent is Continental Stock Transfer & Trust Company.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

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●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be issued at a premium;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions (which redemption may be subject to one or more conditions precedent);

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	the name of the trustee under any indenture relating to the debt securities and the nature of any material relationship between the trustee or any of its affiliates and the issuer or any of its affiliates;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special Canadian or U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities. We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of common shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the applicable prospectus supplement(s) relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture in any material respect.

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In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

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In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of and any premium and interest due on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

Enforceability of Judgments

Since all or substantially all of our assets, as well as the assets of most of our directors and officers, are outside the United States, any judgment obtained in the United States against us or certain of our directors or officers, including judgments with respect to the payment of principal on the debt securities, may not be collectible within the United States.

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We have been advised that the laws of the Province of British Columbia and the federal laws of Canada applicable therein permit an action to be brought against us in a court of competent jurisdiction in the Province of British Columbia on any final and conclusive judgment in personam of any federal or state court located in the State of New York, or a New York Court, which is subsisting and unsatisfied for a sum certain with respect to the enforcement of the indenture and the debt securities that is not impeachable as void or voidable under the internal laws of the State of New York if: (1) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of British Columbia (and submission by us in the indenture to the jurisdiction of the New York Court will be sufficient for that purpose); (2) proper service of process in respect of the proceedings in which such judgment was obtained was made in accordance with New York law; (3) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such terms are understood under the laws of the Province of British Columbia, the federal laws of Canada or contrary to any order made by the Attorney General of Canada and under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (4) the enforcement of such judgment would not be contrary to the laws of general application limiting the enforcement of creditors’ rights, including bankruptcy, reorganization, winding-up, moratorium and similar laws, and does not constitute, directly or indirectly, the enforcement of foreign laws which a court in the Province of British Columbia would characterize as revenue, expropriatory or penal laws; (5) in an action to enforce a default judgment, the judgment does not contain a manifest error on its face; (6) the action to enforce such judgment is commenced within the appropriate limitation period; (7) interest payable on the debt securities is not characterized by a court in the Province of British Columbia as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada); and (8) the judgment does not conflict with another final and conclusive judgment in the same cause of action; except that a court in the Province of British Columbia may stay an action to enforce a foreign judgment if an appeal of a judgment is pending or time for appeal has not expired; and except that any court in the Province of British Columbia may give judgment only in Canadian dollars.

We have been advised that there is doubt as to the enforceability in Canada by a court in original actions, or in actions to enforce judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal securities laws.

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DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts that are exchangeable for our equity securities and/or other securities. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. This description will include, without limitation, where applicable:

●	the title and number of subscription receipts;

●	the price at which the subscription receipts will be offered;

●	the currency in which the subscription receipts will be offered and whether the price is payable in installments;

●	the period during which and the price at which the subscription receipts will be offered;

●	the terms, conditions and procedures for the exchange of the subscription receipts into or for our equity securities and/or other securities;

●	the circumstances, if any, which will cause the subscription receipts to be deemed to be automatically converted or exchanged;

●	the designation, number and terms of our equity securities and/or other securities that may be issued or delivered upon exchange of each subscription receipt;

●	the provisions applicable to any escrow of the gross or net proceeds from the sale of the subscription receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

●	the identity of the subscription receipt agent;

●	whether the subscription receipts will be listed on any securities exchange;

●	any minimum or maximum subscription amount;

●	whether the subscription receipts will be issued in fully registered or global form;

●	the terms applicable to the gross or net proceeds from the sale of the subscription receipts plus any interest earned thereon;

●	certain material Canadian and United States tax consequences of owning or converting or exchanging the subscription receipts; and

●	any other material terms and conditions of the subscription receipts.

Subscription receipts may be offered separately or together with other securities, as the case may be. The subscription receipts may be issued under one or more subscription receipt agreements, each to be entered into between us and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the subscription receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province or territory thereof and authorized to carry on business as a trustee. The applicable prospectus supplement will include details of the subscription receipt agreement, if any, governing the subscription receipts being offered. We will file a copy of any subscription receipt agreement relating to an offering of subscription receipts with the relevant securities regulatory authorities in Canada after it has been entered into by us. In the United States, we will file as exhibits to the Registration Statement, or will incorporate by reference from Report of Foreign Private Issuer on Form 6-K that we file with the SEC, any subscription receipt describing the terms and conditions of subscription receipts we are offering before the issuance of such subscription receipts.

Our equity securities and/or other securities issued or delivered upon the exchange of subscription receipts will be issued for no additional consideration.

Prior to the exchange of their subscription receipts, holders of subscription receipts will not have any of the rights of holders of the securities subject to the subscription receipts.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred shares or common shares. Warrants may be issued independently or together with debt securities, preferred shares or common shares and may be attached to or separate from any offered securities. Any issue of warrants may be substantially similar to our existing IPO Warrants. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

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The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. and Canadian federal income tax and Employee Retirement Income Security Act of 1974 considerations.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of preferred or common shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred shares or common shares, holders of the warrants will not have any of the rights of holders of the debt securities, preferred shares or common shares purchasable upon exercise, except as otherwise provided in the terms of such warrants.

Our existing IPO Warrants are listed on the NYSE American under the symbol “GROY.WS”.

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DESCRIPTION OF UNITS

The following description sets forth certain general terms and provisions of units to which any prospectus supplement may relate.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	whether the securities comprising the units will be listed on any securities exchange; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION

Our most recent Annual Report on Form 20-F provides a discussion of certain tax considerations that may be relevant to prospective investors in our securities. The applicable prospectus supplement may also contain information about certain material tax considerations relating to the securities covered by such prospectus supplement. Prospective investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in one or more transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options. Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement. We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act and in NI44-102 made through the facilities of the NYSE American or through a market maker or into an existing trading market, on an exchange or otherwise.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. The names of any underwriters, any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents. If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts. Offers to purchase the securities being offered by this prospectus may also be solicited directly.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

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To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common shares and warrants issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common shares.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

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LEGAL MATTERS

Certain legal matters with respect to the validity of the offered securities under Canadian law will be passed upon for us by Sangra Moller LLP, Vancouver, British Columbia. Certain legal matters with respect to U.S. federal securities law and New York law will be passed upon for us by Haynes and Boone, LLP.

EXPERTS

Our consolidated financial statements as of September 30, 2021 and September 30, 2020 and for the year ended September 30, 2021 and for the period from incorporation on June 23, 2020 to September 30, 2020, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended September 30, 2021, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing. PricewaterhouseCoopers LLP, located at 250 Howe St Suite 1400, Vancouver, BC V6C 3S7, Canada, is Gold Royalty’s independent registered public accounting firm and has been appointed as its independent auditor. PricewaterhouseCoopers LLP has confirmed that it is independent with respect to Gold Royalty within the meaning of the Chartered Professional Accountants of British Columbia Code of Professional Conduct and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States).

The audited consolidated financial statements for the years ended December 31, 2020 and 2019 for our wholly owned subsidiary, Ely Gold Royalties Inc., have been audited by Smythe LLP, Chartered Professional Accountants, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Smythe LLP has confirmed that it is independent with respect to Ely Gold and Gold Royalty in accordance with the Code of Professional Conduct of the Chartered Professional Accountants of British Columbia. Smythe LLP, Chartered Professional Accountants, are members of the Chartered Professional Accountants of British Columbia and are registered with both the Canadian Public Accountability Board and the U.S. Public Company Accounting Oversight Board. Smythe LLP is located at 475 Howe St Suite 1700, Vancouver, BC V6C 2B3, Canada.

Each of the audited consolidated financial statements for the years ended December 31, 2020 and 2019 for the Company’s wholly owned subsidiaries, Abitibi Royalties Inc. and Golden Valley Mines and Royalties Ltd., have been audited by MNP LLP, an independent registered public accounting firm, as indicated in their reports dated January 5, 2022 and January 5, 2022, respectively, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. MNP LLP has confirmed that it is independent with respect to Abitibi Royalties, Golden Valley and Gold Royalty within the meaning of the Chartered Professional Accountants Ontario Code of Professional Conduct. MNP LLP is located at 800 -1600 Carling Avenue, Ottawa, Ontario, Canada, K1Z 1 G3.

The scientific and technical information incorporated by reference to the Annual Report on Form 20-F for the year ended September 30, 2021 has been reviewed and approved by Alastair Still, P. Geo, who is our Director of Technical Service, as indicated therein in reliance upon the authority of such person’s expertise.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC. To see more detail, you should read the registration statement and the exhibits and schedules filed with, or incorporated by reference into, our registration statement.

The SEC maintains a website that contains reports and other information regarding issuers, such as us, that file electronically with the SEC. The address is www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements file reports with the SEC. Accordingly, we are required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and from short-swing profit recovery provisions contained in Section 16 of the Exchange Act, among other things. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.goldroyalty.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	the description of our common shares contained under the “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on February 22, 2021, as amended and supplemented by the description of our common sharers contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended September 30, 2021, filed with the SEC on December 23, 2021, including any subsequent amendment or any report filed for the purpose of updating such description;

●	our Annual Report on Form 20-F for the fiscal year ended September 30, 2021, filed with the SEC on December 23, 2021; and

●	our reports on Form 6-K filed with the SEC on November 8, 2021, November 16, 2021, December 23, 2021, January 18, 2022, January 31, 2022, February 14, 2022, February 16, 2022, March 4, 2022, May 16, 2022, and June 13, 2022.

We may also incorporate any other Form 6-K that we submit to the SEC on or after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into the registration statement of which this prospectus forms a part.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Gold Royalty Corp., 1030 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 2Y3 and our telephone number is (604) 396-3066. Our website address is www.goldroyalty.com. Information contained in our website is not part of this prospectus.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Substantially all of our assets are located outside the United States. In addition, several of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, investors should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us, our officers or directors, or other said persons, predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States; or (ii) would enforce, in original actions, liabilities against us or such directors, officers or experts predicated upon the United States federal securities laws or any securities or other laws of any state or jurisdiction of the United States.

In addition, there is doubt as to the applicability of the civil liability provisions of U.S. federal securities law to original actions instituted in Canada. It may be difficult for an investor, or any other person or entity, to assert U.S. securities laws claims in original actions instituted in Canada.

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we may incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee.

Expense	Estimated Amount
SEC registration fee	$23,175
FINRA filing fees	$—
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous costs	*
Total	*

*	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

29

Gold Royalty Corp.

$30,000,240

17,442,000 units

PROSPECTUS SUPPLEMENT

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May 28, 2024